As filed with the SEC on March 28, 2001 SEC Registration No. *

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNERSPACE CORPORATION
Exact name of registrant as specified in charter)

                        Delaware                7371               58-260-4254
                       (State of         (Primary Standard         (IRS Employer
                       incorporation)      Industrial Code)        Identification)

1010 Huntcliff, Suite 1350
Atlanta, Georgia 30350
770-587-6312

(Address and telephone number of registrant's principal executive offices and principal place of business)

Robert Arkin
1010 Huntcliff, Suite 1350
Atlanta, Georgia 30350
770-587-6312

Name, address, and telephone number
of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $.0001 per share, to be sold by the company	500,000	$ 1.00	$500,000	$125
Common Stock, par value $.0001 per share, to be sold by selling stockholders	1,800,000	$ 1.00	$1,800,000	$450
Total	2,300,000	$ 1.00	$2,300,000	$575

This registration statement registers the sale of 500,000 shares of common stock by InnerSpace Corporation at $1.00 per share and the resale of 1,800,000 shares of common stock offered by twelve selling stockholders, valued at $1.00 per share.

In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The proposed maximum offering price per share and the proposed maximum aggregate offering price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. These estimates were calculated based on the offering price of $1.00 per share for the 500,000 shares of common stock that we are offering to the public.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

As filed with the SEC on March 28, 2001 SEC Registration No. *

InnerSpace Corporation
2,300,000 common shares
Offering price: $1.00 per share

This is our initial public offering so there is no public market for our shares.

We are offering a maximum of 500,000 common shares for sale at $1.00 per share on a best-efforts basis and without the assistance of an underwriter. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (i) the date all of the 500,000 shares are sold, or (ii) 90 days from the date of this prospectus, unless extended by us for up to an additional 60 days.

In addition, following our offering of up to 500,000 shares, twelve selling stockholders will offer for sale up to 1,800,000 shares we have registered with this prospectus. They may sell their shares at then prevailing market prices. All shares sold by the selling stockholders will be offered and sold by each selling stockholder. Our officers and directors will not be involved in the offer and sale of shares held by our selling stockholders.

The selling stockholders may not offer their shares for sale until we close our offering of 500,000 shares and our common stock is eligible for quotation on the Nasdaq Over-the-Counter Electronic Bulletin Board Trading System.

We will not receive any proceeds from sales by our selling stockholders. Our existing stockholders have agreed to pay for all costs incurred in the registration of their shares.

Since incorporation, we have not generated any revenues and have an accumulated deficit of $1,774,600. As of March 20, 2001, we had $1,830 in cash. Accordingly, there exists substantial doubt as to our ability to continue as a going concern.

There is no public market for our common stock and no assurance that a market will develop.

This is a very risky investment. We have described these risks under the caption
"risk factors" beginning on page 7.

	Price to public	Underwriting discounts	Proceeds to the company
Per share	$1.00	none	$1.00
Total maximum	$500,000	None	$500,000

Neither the Securities and Exchange Commission nor any state securities commission have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2001

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

No dealer, salesman or other person has been authorized to give any information or to make any representations other than contained in this prospectus in connection with the offering described here, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered by this prospectus to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since this date.

Until _________________, 2001 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "risk factors".

OUR COMPANY

Our business.

In February 2001, we entered into a licensing agreement with Synermedics, Inc., which has developed proprietary, dynamic workflow process automation technology and solutions that aim to improve organizational performance and operating results within healthcare organizations.

Under the Synermedics, Inc. licensing agreement, we obtained the non-exclusive right to sell and market all of their existing technology and business solutions.

Our market.

We began marketing our products and services during February 2001. Our primary target market includes 3,000 hospitals in the United States that have between 100 and 400 beds. We intend to sell our products and services through a direct sales force and strategic partners.

Our name and address.

We were incorporated in Delaware in March 2000 as Ilde Corporation. We changed our name to InnerSpace Corporation in February 2001. Our principal executive offices are located at 1010 Huntcliff, Suite 1350, Atlanta, Georgia 30350. Our telephone number at that location is (770)-587-6312. Our web site, still a work in progress, can be located at http://www.innerspaceco.com.

Additional considerations about us.

We are a development stage enterprise. Since incorporation, we have not generated any revenues and have an accumulated deficit of $1,663,400. As of March 20, 2001, we had $1,830 in cash and no significant assets. Accordingly, there exists substantial doubt as to our ability to continue as a going concern.

THE OFFERING

Plan of distribution.

We are offering a maximum of 500,000 shares on a best-efforts basis directly to the public through our officers and directors. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Offering.

We are offering 500,000 shares for sale at $1.00 per share. We currently have 3,600,000 shares outstanding and there will be a maximum of 4,100,000 shares outstanding after the offering. Our shares outstanding do not include up to 400,000 shares issuable upon exercise of stock options that may be issued under our 2001 Stock Option Plan. As of the date of this prospectus, we have not issued any stock options. Our proposed Bulletin Board symbol is "INER".

Description of selling stockholders.

Through this prospectus, we are also registering for resale up to 1,800,000 shares of our common stock held by twelve selling stockholders who purchased their shares in private placements during February 2001.

Selling stockholders may offer their shares at prevailing market prices, but they may not offer their shares for sale until we close our 500,000 shares offering and our common stock is eligible for quotation on the Nasdaq Over-the-Counter Electronic Bulletin Board Trading System.

Use of proceeds.

We intend to use the net proceeds of this offering for general and administrative expenses, sales and marketing, research and development and working capital. We will not receive any of the proceeds from the sale of shares offered by the selling stockholders.

Dilution to new investors.

Investors will experience immediate and substantial dilution in the value of their shares after purchase. After giving effect to the sale of the maximum of 500,000 shares and the receipt of $500,000 in cash, our adjusted net tangible book value at February 28, 2001 would have been approximately $501,830 or $0.12 per share. This represents an immediate dilution of $0.88, or 88% per common share to new investors.

Additional considerations about our offering.

This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (i) the date all of the 500,000 shares are sold, or (ii) 90 days from the date of this prospectus, unless extended by us for up to an additional 60 days. We cannot be certain that we will be able to sell sufficient shares to fund our operations adequately.

Forward-looking statements.

This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section on page 7. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

RISK FACTORS

The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our company, our business prospects and an investment in our shares of common stock. These risks include, but are not limited to:

We cannot assure you that we will be able to continue as a going concern.

Our auditors report dated March 27, 2001 indicate there is was substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependent upon our obtaining additional financing for our operations. Without additional funding we could be only partially successful in implementing our business plan, or, in a worst-case scenario, we would be out of business entirely. Therefore, shareholders are accepting a high probability of losing their investment.

We cannot assure you that we will be profitable.

Our limited operating history, lack of revenue to date and the uncertainty of the healthcare workflow automation market in which we operate, make any prediction of our future results of operations difficult or impossible. We expect to increase considerably our operating expenses in the future, particularly expenses in licensing and developing technology, payroll, sales and marketing and general corporate expenses.

We will need additional capital.

We do not expect that our revenue will cover our expenses for the next two or more years. As a result, we expect to incur significant losses and expect that we will need to raise additional capital. We cannot assure that we will be able to raise additional capital, and we do not know what the terms of any such capital raising would be. Any future sale of our equity securities would dilute the ownership and control of our stockholders and could be at prices substantially below the offering price. Our inability to raise capital could require us to significantly curtail our operations.

We may not be able to sell any of the shares offered.

Since this is a direct public offering, there is no underwriter. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our president, Robert Arkin, will be selling our shares and he has limited prior experience in selling securities. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

The sale of stock by selling stockholders could have an adverse effect on the public market of the common stock.

Upon completion of the offering, 500,000 shares offered to investors by this prospectus and 1,800,000 shares being registered for twelve of our stockholders will be freely tradeable. If our selling stockholders or any other holders, sell substantial amounts of our common stock, then the market price of our common stock could decrease.

You may experience wide fluctuations in the market price of our securities.

Stock price fluctuations may have an extremely negative effect on the market value of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

There is no trading market for our common stock.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We have applied for listing on the Nasdaq Over-the-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions.

Our stock will be subject to penny stock regulation.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security which has a market price less than $5.00 per share. The "penny stock" rules and regulations impose significant limitations on the ability of broker-dealers to enter trades. Our shares will be subject to the "penny stock" rules, which may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

Issuances of our preferred stock could dilute current shareholders.

We have the authority to issue up to 5,000,000 shares of preferred stock without stockholder approval. Future issuances of preferred stock could be at values substantially below the price for our common stock. The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock and could adversely affect the market price of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

We are completely dependent upon Synermedics, Inc. for our technology.

We have a non-exclusive license agreement from Synermedics, Inc. to sell and market software technology and solutions they developed. Should Synermedics, Inc. elect not to honor their non-exclusive agreement with us, cease their operations or terminate our agreement, we would be unable to continue in the healthcare workflow automation business.

Our success depends on the services of three key officers and directors.

Messrs. Arkin, Gandy, and Lampiris originated our plan, and we continue to be dependent on their efforts to oversee the licensing and development of technology, our operations and our sales and marketing efforts. If we lose any of their services and cannot find a suitable replacement, we may have to cease operations. We do not have insurance covering their lives. The success of our company is entirely dependent on their efforts.

We do not have employment agreements with any of our executive officers.

Our officers and employees have not entered into employment contracts with us. If our key officers or employees decided not to continue to with us, we would be unable to continue in the healthcare workflow automation business.

We may be found to infringe on the proprietary rights of others.

We face potential liability for negligence, copyright, patent and trademark- infringement, defamation, breach of confidentiality, breach of privacy and other claims based on the nature and content of the information we are involved with. In addition, our competitors may obtain patents or other proprietary rights that could prevent, limit or interfere with our ability to make, use or sell our products or services. We may be required to incur substantial costs to defend any litigation, cease offering our products and services, obtain a license from the holder of the infringed intellectual property right or redesign software, our products or our services. Our business, financial condition and operating results could be adversely affected if we are found to infringe on the proprietary rights of others.

USE OF PROCEEDS

Assuming we are able to sell all of the shares we are offering, we expect to net cash proceeds of approximately $500,000 We estimate expenses of this offering will be approximately $30,000. Our existing shareholders have verbally agreed to pay our offering expenses until we can raise additional funds through this offering. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved. Specifically, the first entry is for our general and administrative expenses, with the remaining entries presented in their order of importance to us.

Application of net proceeds	100,000 shares sold	500,000 shares sold
General and Administrative	40,000	150,000
Sales and marketing	20,000	35,000
Research and development	40,000	310,000
Working capital	0	5,000

Total	$ 100,000	$ 500,000

As we sell more shares, our general and administrative expenses will increase substantially to reflect our anticipated business expansion and more office, telecommunications, travel, and administrative expenses.

We may not be able to raise the additional funds we need to operate our business.
If we receive no or nominal proceeds, we will not remain as a viable going concern, and you may lose your entire investment.

In general, the more shares we are able to sell, the more quickly we will be able to begin our sales and marketing efforts. In the event we receive cash proceeds of $500,000, we believe that these gross proceeds, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for at least twelve months following the date these proceeds are raised. If we receive gross proceeds in amounts less than $500,000, this twelve-month time frame will probably be diminished, and our business plans will have to be decreased.

Our officers and directors will have broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

There have been no services performed, and we do not anticipate that there will be any, by our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds from this offering. None of the offering proceeds we receive will be used to make loans to officers, directors or affiliates.

Our description represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including the cost of technology licensing and development, our anticipated sales and marketing expenditures, anticipated growth in the size of our customer base, gross margins, general operating expenses and revenues. We assumed that our products and services could be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate, we may undertake new activities that will require considerable additional expenditures, or unforeseen expenses may occur.

If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not be available if needed.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

Purchasers of the shares will experience immediate and substantial dilution in the value of their shares after purchase. The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

At February 28, 2001, we had a net tangible book value of $1,830 or $0.00 per share.
After giving effect to the sale of the maximum of 500,000 shares and the receipt of $500,000 in cash, our adjusted net tangible book value at February 28, 2001, would have been approximately $501,830 or $0.12 per share. This represents an immediate increase in net tangible book value of $0.12 per common share to the existing shareholders if we are able to complete the maximum offering.

The following table explains the dilution of this offering, based upon various levels of sales achieved:

	February 28, 2001	100,000 shares sold	500,000 shares sold
Public offering price per share	n/a	$1.00	$1.00
Net tangible book value per shares of common stock before the offering	$0	$0.00	$0.00
Pro forma net tangible book value per share of common stock after the offering	n/a	$0.03	$0.12
Increase to net tangible book value per share attributable to purchase of common stock by new investors	n/a	$0.03	$0.12
Dilution to new investor	n/a	$0.97	$0.88

BUSINESS

General.

InnerSpace Corporation was incorporated in March of 2000. In February 2001, we entered into a licensing agreement with Synermedics, Inc., which has developed proprietary, dynamic workflow process automation technology and solutions that aim to improve hospital organizational performance and operating results.

Under the licensing agreement, we obtained the non-exclusive right to sell and market all of their existing technology and business solutions.

We are a development stage enterprise, have not generated any revenue and do not have any significant assets.

Our market.

Based upon our research, we believe that healthcare is one of the most transaction- and data-intensive industries, yet we believe it has one of the lowest rates of technology spending of any industry. We estimate that healthcare providers have historically spent less than 2% to 3% of their operating budgets on information technology compared to 7% to 9% for other information-intensive industries such as finance, insurance, and telecommunications.

Merrill Lynch in their March 2000 healthcare information technology newsletter reported that their recent survey indicated that hospital chief information officers overwhelmingly believe that the Internet will change the healthcare information technology business. According to the survey, 62% of respondents planned a significant transition to Internet-style computing from legacy or client-server technology over the next few years. 75% plan to augment their traditional technology, and 25% plan to replace healthcare information technology.

Our initial target market includes 3,000 hospitals in the United States that have between 100 and 400 beds. This includes approximately 1,785 stand-alone mid-sized hospitals, 735 management companies and for-profit chain hospitals, 605 managed network and system hospitals, and selected teaching hospitals.

Our secondary target market includes nursing homes, rehabilitation centers, assisted living facilities, ambulatory care centers and home health vertical niches.

We estimate that the organizations we are initially targeting control nearly half of the total healthcare information technology spending in the United States. These potential customers are large and sophisticated enough to need powerful, integrated health care information systems that increase productivity and generate a meaningful return on investment.

Our research reflects that U.S. hospital budgets are expected to grow at a compounded annual rate of between 11% and 16% over the next five years. We estimate that hospital information technology budgets, expected to rise during the same time period to 4% to 5% of operating expenses from approximately $5.7 billion to $10 billion, will drive much of this growth as providers meet Health Insurance Portability and Accountability Act and other regulatory compliance standards.

Business opportunity.

We believe most hospitals are hotbeds of inefficiency. Examples include:
(i) redundant information-gathering affecting both patients and staff;
(ii) paper overload inundating overstressed professionals;
(iii) under-trained workers;
(iv) incomplete insurance claims;
(v) missing information;
(vi) elongated work in process;
(vii) lost reimbursement opportunities;
(viii) obsolete hardware and software;
(ix) incompatible, multiple computer systems; and
(x) inadequate internal and external communications connectivity.

Hospitals have a need for cost reduction, sophisticated medical technology, integrated information, and information technology support.

We believe that approximately 20% of every healthcare dollar is wasted through unnecessary care; redundant procedures and tests; ad hoc, department-specific technology acquisition patterns; and excessive administrative costs.

Increasing competitive pressures, reduced third-party insurance reimbursement, lengthening payment delays and heightening compliance requirements make eliminating wasteful inefficiency a top priority for hospital CEOs. Furthermore, federal regulations promulgated under the Health Information Portability and Accountability Act will set new regulatory standards for health record portability and security.

New technologies present opportunities for hospitals to adopt innovative, information technology systems that can improve productivity and generate meaningful returns on investment. The future profitability of most hospitals may very well depend on embracing new technologies now.

Our products and services have been developed to improve service, simplify administration, unburden healthcare professionals and simplify claims processing -- eliminating the expensive transaction and information management roadblocks that plague virtually all hospitals.

Vision and value proposition.

Our vision is to help entrepreneurial hospitals succeed by helping to improve their organizational performance and operating results through comprehensive, Internet-based electronic business solutions.

We believe we can help hospitals improve organizational performance and operating results through comprehensive, operations management and related information and applications management and e-business solutions that generate meaningful returns on technology investment.

We believe we can create value by maximizing the management and benefits of connectivity to:
(i) facilitate additional management oversight and regulatory compliance through the audit capabilities built into our products;
(ii) centralize hospital technology acquisition patterns to break down departmental silos;
(iii) provide innovative, flexible, open architecture, state-of-the-art enabling technologies optimized for data traffic and Internet access;
(iv) maximize the benefits of connectivity to provide better access to patient information and link external providers and suppliers;
(v) provide more flexible access to, and a cost-effective pipeline for the delivery of, third-party “best of class applications";
(vi) speed systems implementations;
(vii) provide meaningful returns on technology investment through subscription pricing, increased productivity and reduced capital and operating costs;
(viii) promote hospital-physician alignment; and
(ix) provide ongoing value-added services and support.

Our Synermedics, Inc. licensing agreement.

Under our licensing agreement with Synermedics, Inc., we obtained the non-exclusive right to a variety of workflow automation software they developed. Under the agreement, we paid Synermedics, Inc. an up-front license fee by issuing 312,800 common shares, valued at $31,280, and will pay Synermedics a royalty of 10% of the fees we charge our customers for their software.

The agreement is terminable by Synermedics, Inc. if we breach the agreement, upon ninety days written notice. We can terminate the agreement only if they breach the agreement we have with them. We are not required to generate any minimum number or amount of sales or customers in order to maintain our non-exclusive rights. The license agreement has a term of thirty years and expires on February 28, 2031.

Under the terms of our license agreement, any improvements or modifications we make to the technology licensed from Synermedics, Inc. will become the property of Synermedics, Inc.

SynerMedics, SynerPort, SynOps, SynApps, SynDex, SynerFlow, SynerView, SynerGen, and SynerLogic are trademarks of SynerMedics, Inc.

Products and services.

In the future, we plan to develop our own technology and to modify technology we have licensed from SynerMedics. Currently all of our technology and products are licensed from Synermedics, Inc. They consist of the SynerPort Web Portal and Applications Delivery Platform, and a fully scalable, flexible market offering consisting of the following: the SynOps Workflow Operations Management System, and the integrated SynTact Connectivity, SynApps Applications Management and the SynDex Information Management Systems.

SynerPort and its product family are rapidly deployed, wrapping around existing hospital systems to improve business processes and reduce operating expenses, and do not require expensive technology investment. We believe that these systems will pay for themselves through improved service, simplified administration and reduced burden on healthcare professionals.

These products use the latest technologies, including, Java, XML and XSL techniques to facilitate the processing of Internet, workflow, middleware and database information. This helps to provide reliability, scalability and flexibility -- very important characteristics in the constantly changing healthcare environment.

SynerPort.

SynerPort is a Web Portal and Applications Delivery Platform that, through a browser, provides single-point desktop access to (i) integrated process automation workflow, applications and information management solutions, and (ii) Internet, legacy and other third-party applications. It represents a new single point technology solution as the centerpiece of an end-to-end Internet connectivity infrastructure. SynerPort provides easy, single-point desktop access to healthcare information system applications throughout the enterprise.
As a Portal, SynerPort provides a pipeline for the distribution of information tools for hospital system-wide data integration, input, access and transfer, email and other internal and third-party electronic communications. Applications provided through SynerPort require no onsite server installations and no in-house hospital information technology department support. This makes implementation much easier and less costly. It helps hospital management gain control over technology costs.
SynerPort provides a delivery channel for the distribution of information tools and the integration of information. It empowers management to deploy technology centrally.
Since some potential customers will not be willing to replace their existing legacy systems, we can integrate our customers’ legacy systems, delivering their applications along with SynerPort’s hosted applications and allowing dissimilar applications to share messages, records, and transactions.
Flexible Market Offerings.

SynOps.

SynOps is our comprehensive workflow operations management system for hospital administrative operations. SynOps helps streamline system-wide and departmental operations and standardize access to patient information among departments and offsite facilities. This optimizes the use of the human, physical, and financial assets that healthcare providers require to operate effectively and deliver services efficiently. The system also supports self-service access for referring physician offices.

SynOps consists of two distinct components: SynerFlow and SynerView:

SynerFlow.

SynerFlow is an enterprise wide application that operates seamlessly with our applications portal. SynerFlow helps a hospital identify and remove process and information flow roadblocks. With the ability to continuously monitor adherence to standardized processes, hospitals can streamline accounts receivable management and other crucial functions.

SynerFlow enables clients to analyze, automate, and compress information-based business cycles by using our workflow visual design tool. This design tool uses “drag and drop” icons to represent particular functions (e.g., fax, email, scan, print, package, file, schedule, read, etc.).

The design tool also includes a work queue icon represented graphically as a computer monitor. The work queue sorts, sequences, and manages tasks and activities, which the end-user sees as a screen-generated work list represented as a prioritized series of “hot links.” The end-user opens the first “hot link” and completes the task, sending the completed item on to the next work queue before proceeding with the next task.

Using the design tool, the user can create a picture of existing information flows and move the icons to replace paper with electronic processes, reduce bottlenecks, increase accuracy, speed results and reduce costs. Moving the icons changes the workflow process on a real time basis.

Examples:
(i) The application of SynerFlow to accounts receivable management can improve collections and reduce personnel requirements.
(ii) The application of SynerFlow to radiology department management can automate virtually all clerical tasks, increase throughput and manage other critical functions.
(iii) The application of SynerFlow to schedule coordination can increase capacity with no additional investment.

Finally, using SynerFlow to automate the hospital’s insurance reimbursement process can accelerate the post-discharge billing cycle to increase accuracy and reduce labor costs by automatically:
(i) receiving patient discharge notification,
(ii) assembling and analyzing the patient chart,
(iii) analyzing it for completeness,
(iv) routing the medical record to a physician to obtain missing data, and
(v) routing the electronic chart for concurrent coding, abstracting and billing.

SynerFlow shows the impact of new ways of accomplishing work but also provides important organizational performance information to allow managers of healthcare enterprises to evaluate effectiveness of their businesses. In addition, it provides a communications channel throughout the enterprise, alerting individuals and departments to the arrival and needs of patients in a manner that will lead to better service.
We believe that installing SynerFlow in Registration, Medical Records and Billing departments of a 350-bed hospital can result in the elimination of 20% of the related workforce, save millions of dollars and generate at least three digit-returns on investment over 5 years.
SynerView. SynerView is a graphical user interface that the end user views through a browser. It allows a hospital to provide its users with single-point access to a selective menu of potentially all of the hospital’s applications and databases from any electronic desktop (e.g., PC, laptop, dummy terminal, handheld appliance) based upon the users’ particular profiles.

For frontline healthcare deliverers, single-point access eliminates the need to move between different systems, or different terminals, or even different departments to gather the information they need before, during, and after care. SynerView makes mission-critical applications and financial and administrative tools available any time.

SynerView requires virtually no resident software and no upgrading at the client site. Running SynerView on an appliance enables a hospital to replace more expensive PCs with a cheaper alternative, and significantly reduces hardware acquisition and annual PC support costs. This approach can further increase productivity by blocking access to unauthorized web sites.

SynDex.
SynDex is our information management solution. By capturing demographic and insurance information at point of initial contact, it helps frontline staff throughout the hospital and authorized users outside the hospital capture, access and supplement patient information quickly and accurately, eliminating costly duplications and errors that degrade efficiency and service quality. A unique reminder feature even notifies users when additional information is required to complete key forms and records.
SynDex also expands information access by capturing, storing and sharing medical images (e.g., x-rays) and paper document images. This allows doctors to access a multiplicity of patient information from remote locations, enabling them to better plan and prepare for their patient care as well as monitor the treatment of patients they have referred.
Master Person Index and Registration Systems. Through SynDex we provide fully scalable Master Person Index (“MPI”) and Admission Discharge Transfer systems that help provide a complete, single-source patient information solution. The MPI can be used as the hospital’s primary system or reside invisibly behind the hospital's existing MPI.
The MPI is an enterprise wide repository which, using a unique identifier, retains key demographic and financial information about each patient to support the admitting and the registration process. It tracks admitted/registered patients throughout their stays, reporting admission, transfer and discharge transactions automatically to appropriate departments. Providing a single source for customer-configured "person" information eliminates duplicate entry, shortens the registration process, and enables users to track and manage information about patients, care providers, and payors throughout multiple facilities. Routine management reports provide complete census and statistical information.

Using the latest open architecture standards, the MPI can be integrated with many legacy systems used by healthcare organizations. The MPI also provides an insurance indexing function that allows users to track and manage aggregate and individual patient insurance data by patient, employer, payor, product, and plan. It integrates current and historical insurance data to identify preauthorization and utilization management requirements.

Since the MPI can link and unify all information regarding patients throughout an enterprise, complete diagnostic, financial, and historical information can be made available to authorized personnel in a manner unavailable in most organizations. This facilitates the delivery of care and increases the operating efficiency of the entire enterprise, thus reducing operating expenses and increasing profitability, two goals of increasing importance in healthcare today.
The MPI also extends its powerful indexing capability to any person within the enterprise: physicians, employees and other providers. The MPI creates a unique identifier for each person, allowing the cross-referencing of professional identifiers such as state licensure, and other identifying numbers. This capability may be invaluable when new regulations come into effect requiring a single national provider identifier for each healthcare professional.

Medical Image Capture. Since electronic movement of medical and document images enhances efficiency and reduces cost, SynDex incorporates a proprietary medical image management system and a complementary document image system. We estimate that medical images and document images comprise approximately 40% of the patient record.

In addition, we have created medical and document image encounter search capability. This allows the MPI to expand the scope of the medical record by capturing, storing, accessing and sharing both medical (e.g., x-.rays) and document images (e.g., insurance cards).

SynApps.
SynApps is our applications management solution. SynApps facilitates the delivery of best of class applications through our Portal. This enables us to deliver a customized menu of integrated solutions that meets each hospital's needs.

SynTact.
SynTact is our Connectivity solution. SynTact uses Internet standard protocols to provide intra-enterprise and extra-enterprise connectivity and functionality through an Internet backbone. This enables hospitals to benefit from true system wide connectivity. Physicians and other professionals can use any Internet-enabled computer or hand-held device to call up single-point access to pertinent information. This integration point enables crucial cross-departmental coordination and enterprise wide decision-making. Through SynTact, our Web Portal acts as a personalized window, with single-click access to external Internet sites and other information-sharing opportunities.
SynApps.
SynApps is our Applications Management solution. Using our Web Portal as a pipeline, SynApps acts as a distribution channel, facilitating the delivery of best of class applications without onsite implementations and upgrades. We believe that we will be able to charge our customers for a subscription to the software and based on the number of transactions they process. As a result, we may be able to deliver these applications more cost-effectively, without large upfront licensing fees or other capital expenditures.

The Web Portal provides single point connectivity, allowing the end-user to access a user-specific menu of integrated applications through his or her browser desktop. This customization feature ensures that the total package will be the best enterprise wide solution while each component application provides exactly what each department needs to do its job better.

Toolsets.

An essential component of our Flexible Market Offerings are our SynerGen Development and SynerLogic Data Mining tools.

SynerGen. An essential component of our SynApps Applications Management solution is the SynerGen development tool. SynerGen automatically converts client-server code to Java, a programming language written especially for the Internet that has become a de facto Web standard.

Java’s strength is its portability. The engine that powers Java--the Java Virtual Machine--functions like a mini-operating system because it frees developers from having to write code for a specific operating platform like Windows 98 or the Mac operating system. Managing all the applications on a large network can be made significantly easier by deploying centrally stored software. With Java, an information services department can install software upgrades once, on the server, and then every user on the network can help themselves to the upgrade without having to bother information services.

To run on the Internet, client server applications that are not written in Java must be:
(i) completely rewritten in Java, or
(ii) integrated with a program, such as Microsoft’s ActiveX, that indicates how applications should talk to each other,
(iii) offered through intermediary, “bridge” applications such as Citrix Metaframe or SCO Tarantella.

SynerGen reduces by more than 60% the time required to rewrite most third party applications to Java. We believe SynerGen will enable us to license third party applications for delivery through our Portal as the Portal is recognized as an effective marketing channel for the delivery of information to hospital desktops.

SynerLogic. The SynerLogic Data Mining tool exceeds typical “screen scraping” functionality by penetrating older applications using nonrelational databases, such as MUMPS based software. SynerLogic converts and organizes the legacy data into a unified result set consisting of searchable information objects accessible as part of the patient record. We believe SynerLogic will enable us to market the SynerPort family of products to hospitals that want single-point desktop access to their older databases through their browser.

Technology licensing and development.

All of our current technology and software has been licensed from SynerMedics, Inc. We intend to continue developing the SynerMedics, Inc. software and technology and, to the extent they are available and willing to work for us, hire former members of the SynerMedics, Inc. software development group. Any modifications or improvements that we make to the SynerMedics, Inc. technology and software will be owned by SynerMedics, Inc. and licensed to us on a nonexclusive basis pursuant to the terms of the existing License Agreement between SynerMedics, Inc. and us. We also expect to license additional technologies from third parties, although our only licensing agreement is with SynerMedics.

Rapid technological change in our industry could cause our solutions to become less attractive to potential customers, which could hurt our revenues. If we are unable to respond to rapid technological changes, our services may become less attractive to potential users. Our success will depend upon our ability to license or develop competitive technologies to enhance our solutions and to develop and introduce new solutions in a timely and cost-effective manner. We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to these developments. Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly and economically to any developments.

Third parties could independently develop similar solutions because of the limited protection for our intellectual property, which could lead to additional competition and hurt our revenues.

Security.

Although we intend to implement industry-standard security measures, we cannot be certain that others will not circumvent the measures we implement. Any significant compromise of our systems' security could materially hurt our business, financial condition and operating results.

Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the software or technologies that we will use to protect user transactions and other information.

The secure transmission of confidential information over public networks will be a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations.

We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. If we are unable to prevent unauthorized access to our user transactions and other information, we could lose many clients and reduce our revenues.

Third parties that do access proprietary information we have, because of the limited protection anticipated for our future intellectual property, could lead to additional competition, reduced usage and hurt our revenues. Third parties may copy or obtain and use proprietary technologies, ideas, know-how and other proprietary information without authorization.

To protect any intellectual property rights we obtain, we intend to rely upon copyright, trademark, patent and trade secret laws, license agreements as well as confidentiality agreements with our employees, distributors and consultants. However, this may not provide meaningful protection of our proprietary technologies or other intellectual property.

Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of data transmitted. Furthermore, the laws of other jurisdictions may afford little or no effective protection of our intellectual property rights. Our business, financial condition and operating results could be adversely affected if we are unable to protect our intellectual property rights.

Customers.

We began offering our services in February 2001. We do not currently have any customers, and there are no arrangements or understandings for us to gain any customers.

Demand and market acceptance for our products and services is not yet established. If the market fails to develop or develops more slowly than we expect, then our ability to generate revenue may be materially adversely affected, and we may have to cease operations. Our success will depend in great part on our ability to successfully implement our marketing and sales program and to create sufficient levels of demand for our services. If we cannot attract customers, we will not be able to generate sufficient revenue.

If we do not perform to our customers' expectations, we face potential liability. Any failure or inability to meet customers' expectations in the performance of our products or services could injure our business reputation or result in a claim for substantial damages. Our services involve use of material that is confidential client information. The successful assertion of one or more large claims against us for failing to protect confidential information could hurt us.

Marketing.

In most healthcare institutions, narrow departmental considerations drive technology expenditures without regard to organization wide goals and objectives. This decentralization creates many problems, including the failure to achieve reductions in costs. Most vendors have reinforced this pattern by selling their products departmentally.

The advent of the Internet has not changed this state of affairs. Now a large number of niche Internet companies are offering Internet-based products to individual departments, reinforcing an ad hoc procurement process that can be inconsistent with organization wide goals and objectives.

Our marketing strategy is to promote the enterprise sale, converting the CEOs, CFOs and CTOs to a centralized technology management approach that balances department needs against organization wide goals. This approach positions us as an “independent infomediary” by converting our Applications Delivery Platform into a third-party product distribution channel for “best of class" applications.

Because we do not plan to charge separate fees for access to our Web Portal, this allows us both to offer the use of our Portal for free and to sell product subsets with short-term selling cycles to generate immediate revenue. This solution does not require a major commitment to organizational change or significant upfront capital costs. Our revenue model, which is based largely upon subscription and transaction-based pricing, is further intended to reduce the upfront costs typically associated with the acquisition of complex software applications.

In addition, we are not seeking to replace legacy systems. Rather, our products simply provide an additional applications layer, overlaying and integrating existing systems. We are confident of our performance and, under particularly defined parameters, are willing to guaranty returns on investment.

Our management team is capitalizing upon its relationships within the healthcare industry to create introductions to opinion leaders such as consultants, trade publications writers, and potential channel marketing partners. Developing these relationships, we hope will help influence industry perceptions, identify early adopters, and otherwise increase receptiveness and promote product acceptance.

We expect to sell our products and services through a direct sales force and several marketing channels. We plan to pursue alliances with consultants, resellers, integrators, specialty application service providers, and legacy vendors. However, as of yet, we have not attempted to establish a direct sales force or alliance relationships and no assurance exists that we will successfully accomplish these goals.

There is a strong imperative to create brand identification through a concerted marketing, trade media advertising, and public relations campaign. We want to rollout an events program to accomplish brand building, including participation in events and seminars sponsored by third parties (e.g., industry trade shows and conferences), product seminars and industry analyst events.

Even the maximum net proceeds we receive from this offering will limit our ability to launch such an extensive marketing effort. The launch of this marketing effort will depend on a number of factors, including our results of operations and ability to raise additional capital in the future. In the event that we are successful in raising additional capital or our results of operations exceed our expectations, our marketing budget for the next twelve months will increase significantly.

Strategic relationships.

Aside from our relationship with Synermedics, Inc., we do not have any other strategic relationships at this time. We intend to enter into strategic relationships with a limited number of technology, sales, marketing, and technical support organizations. We believe that these relationships, which will typically be non-exclusive and will enable us to deliver clients more effective solutions with greater efficiency.

We believe strategic relationships could provide us with the opportunity to gain access to technology, cooperatively market products and services with technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We also believe that these relationships are important because they could leverage the strong brand and technology positions of strategic partners.

Operations.

Our operations are in Atlanta, Georgia. We currently do not have any redundant systems that would handle our system functions in the event of a system failure, nor do we have an off-site backup of our information. If failures or interruptions in our systems were sustained or repeated, our client revenues, reputation and the attractiveness of our brand name would be impaired.

Our services will be heavily dependent on the integrity of the software and hardware systems supporting it. Heavy stress placed on our systems could cause our systems to operate at unacceptably low speed or fail. Failure of our systems could also be caused by online service providers, record keeping and data processing functions performed by others, and third-party software. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Computer viruses or unauthorized access to or sabotage of our network by a third-party could also result in system failures or service interruptions. Failures or service interruptions in our systems could lead to substantial inconvenience for our users, hurt our reputation and reduce our revenues.

Competition.

The healthcare information technology market is fragmented, ranging from large incumbents (e.g., HBOC, Cerner/SMS, IDX, MediTech) sharing less than 50% of market share to niche players.

The market for our services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Some of our competitors offer a full range of competitive products and services and several others have announced their intention to do so.

We expect to face additional competition from new entrants into the market in the future. Existing or future competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

Most of our current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for healthcare workflow process automation is relatively new and subject to continuing definition, and, as a result, the core business of many of our competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect our business, results of operations and financial condition.

Third parties may independently develop business ideas similar or superior to our ideas. If they do, this may reduce the attractiveness of our services, increase our competition, reduce usage of our services and hurt our advertising and commerce revenues. Our business, financial condition and operating results could be adversely affected if others develop similar business ideas.

We believe that the principal competitive factors in our market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price.

Regulation of our business.

We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Violations of local laws may be alleged or charged by state or foreign governments, and we may unintentionally violate local laws. Local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Employees.

As of the date of this prospectus, we have three full time employees and three part time employees. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Properties.

We have our corporate headquarters in Atlanta, Georgia. Substantially all of our operating activities are conducted from 500 square feet of office space that costs us approximately $200 per month. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Legal proceedings.

We are not currently involved in any legal or regulatory proceedings or, arbitration. However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws in connection with the gathering and use of information about our users, infringing the proprietary rights of others and possible liability for product defects, errors or malfunctions.

Material agreements.

To date, we have not entered into any material arrangements with other than our licensing agreement with Synermedics, Inc.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of operations.

We began implementing phases of our business plan in February 2001. Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to the sale of the maximum number of shares offered:

- Develop organizational strength. We will take many steps to build organizational strength: hire additional key executives who bring needed expertise, quantify sales force and other functional requirements, create competitive compensation packages, and develop a training program with dedicated leadership.

- Develop branding strategy. Our branding effort will require the creation of marketing and communications materials, which we expect to complete by April 2001. Branding will provide the credibility needed to approach application development partners and assure the avoidance of direct competition.

- Acquire customers in key micro-markets. Our plans for customer acquisition begin with an effort to identify top-priority micro markets and high-potential customers using American Hospital Association statistics.

- Secure key partnerships. We plan to define relationship aspirations for consultants, hospital management companies and proprietary chains, and legacy vendors, as well as security firms and additional healthcare information technology vendors.

Our actual results and our actual plan of operations may differ materially from what is stated above. Factors that may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in our business or general economic conditions and those other factors identified in this prospectus.

Results of operations.

Period from inception (March 10, 2000) to February 28, 2001.

We commenced operations on March 10, 2000. From March 10, 2000 through February 28, 2001, we reported no revenue and $1,663,400 in expenses. We incurred expenses in connection with organizing our company, entering into our agreement with Synermedics, Inc. and preparing this prospectus. Most of these expenses were funded through issuances of common shares.

Our cash balance as of March 20, 2001 is $1,830. Management believes the current cash balance and our shareholders' contributions to pay the estimated expenses of this offering, is sufficient to fund the current minimum level of operations through July 2001, however, in order to advance our business plan we must raise capital through the sale of equity securities. To date, we have sold $2,430 in equity securities. Sales of our equity securities have allowed us to maintain a positive cash flow balance.

As we grow, our operating expenses will increase in connection with sales and marketing, technology licensing and development and general and administrative needs to support our growth.

Sales and marketing expenses consist primarily of compensation for sales and marketing persons, travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. We expect to continue to increase our sales and marketing expenses in absolute dollars in future periods to promote our brand, to pursue our business development strategy and to increase the size of our sales force.

General and administrative expenses consist primarily of compensation for personnel and fees for outside professional advisors. We expect that general and administrative expenses will continue to increase in absolute dollars in future periods as we continue to add staff and infrastructure to support our expected domestic and international business growth and bear the increased expense associated with being a public company.

Research and development expenses consist primarily of compensation for our technology staff. We expect to continue to increase our research and development expenses in absolute dollars in future periods as we begin developing and modifying our software technology.

We anticipate that we will incur net losses at least until the end of 2003. The extent of these losses will be contingent, in part, on the amount of net revenue generated from customers. It is possible that our operating losses will increase in the future and that we will never achieve or sustain profitability.

Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties.

Our actual expenditures and business plan may differ from this plan of operations. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

Our fiscal year ends February 28.

Liquidity and capital resources.

Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception, we used cash of approximately $600 for operating and investing activities, which has been primarily funded by investments of $2,430 from our shareholders. As of March 20, 2001, we had $1,830 in cash. Our existing shareholders have verbally agreed to pay our offering expenses until we can raise additional funds through this offering.

If we are successful in selling the 500,000 of the shares offered, the $500,000 of proceeds generated will be sufficient to maintain our operations for at least 12 months after completion of the offering. If we are unable to raise these funds we will not remain as a viable going concern, and investors may lose their entire investment.

We expect to need additional funds to finance the further development of our business, in addition to the funds that may be generated from this offering. However, there can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

We will only be able to advance our business plan after we receive capital funding through the sale of equity securities in our offering. We believe our offering will be more acceptable to investors if our common stock can be trading on a stock exchange after we close our offering, however, there is no assurance that investors share in that belief. In order to allow public trading of our securities, we plan to become eligible for quotation on the OTC Electronic Bulletin Board, which is sponsored by the National Association of Securities Dealers, the NASD.

We intend to use the equity capital to fund our business plan during the first twelve months. Our current business plan provides for funding solely through our offering. We have determined through our experience in business that alternate sources of business funding include venture capital investment, personal loans from management, and institutional loans are not available. In the event that we are not successful in obtaining funding through our offering, we believe the best alternative to advance the company's business plan is for management to loan funds to the company sufficient to maintain a minimum operating level and delay the business plan steps until such time as investment becomes available.

Our officers and directors have not, as of the date of this filing, loaned any funds to the company. There are no formal commitments or arrangements to advance or loan funds to the company or repay any such advances or loans. At this time, we believe institutional loans are unavailable to us due to our development stage nature, and venture capital investment is not beneficial to the existing shareholders due to the large amount of dilution normally caused by venture capital funding. We may be dormant until a time we could raise investment capital in the equity securities market.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our directors and executive officers. Our executive officers and directors were elected to their positions in February 2001. There are no other persons that can be classified as a controlling person of us.

Name	Age	Title
Robert Arkin	47	Chief Executive Officer, President and Director
Christopher Creed	44	Chief Financial Officer and Director
Dennis Gandy	48	Chief Technology Officer
Lee Lampiris	58	Vice President of Business Solutions

Proposed directors:
Carl Corcoran	73	proposed Director
Peter Lucchesi	74	proposed Director
Louise Short, M.D.	40	proposed Director

Mr. Arkin has served as our Chief Executive Officer and a director since February 2001. From August 1998 to February 2001, he was Chief Executive Officer, a director and founder of SynerMedics, Inc., which developed a web portal, applications delivery platform and workflow process automation technology for the hospital industry. From April 1997 to July 1998, Mr. Arkin served as Managing Partner of Arkin & Merolla, a law firm. Until March 1997 Mr. Arkin was General Counsel (from June 1995), Executive Vice President and Secretary (from March 1996), director (from April 1996) and Chief Operating Officer (from June 1996) of Berman Managed Care, Inc., which operated a licensed health plan, rural integrated delivery network, management services organization and hospital coding, utilization review and quality assurance businesses. Mr. Arkin also was a principal in several real estate development and construction projects from 1989 to 1995. Beginning in June 1980, Mr. Arkin engaged in the private practice of law, as a Partner at Stribling, Cunningham, Newlin & Porter from June 1993 to June 1995; as a Partner at Minkin & Snyder (now Greenberg Traurig) from March 1989 to May 1993; as Of Counsel at Trotter, Smith & Jacobs from September 1986 to February 1989; and at Leonard, Street and Deinard, as a Partner from January 1985 to August 1986, and as an Associate from June 1980 to December 1984. Mr. Arkin served as the Law Clerk to the Chief Justice of the Supreme Court of Minnesota from July 1979 to June 1980. Mr. Arkin earned his B.A. (cum laude) and M.A. from the University of Pennsylvania and his J.D. from the University of Virginia School of Law where he served as Executive Editor of the Virginia Journal of International Law. He has authored several articles on technology law and healthcare law issues.

Mr. Creed has served as our chief financial officer and a member of our board of directors since February 2001. From April 1994 until the present time, he has been the president of Chris Creed & Associates. From September 1992 until March 1994, he was president of Drax Trading & Investment Corp. From June 1990 until September 1992, he was Vice President of Expedited Transport Systems Corporation. From April 1989 until June 1990, he was founder and Vice President of Jetrans Freight Systems Ltd. Until April 1989, he was Vice President Sales and Marketing (from August 1998), Director of Marketing (from July 1987), National Marketing Manager (from July 1986), Toronto Sales Manager (from November 1983), Product Manager (from January 1993) of TNT Canada, Inc. From May 1977 until October 1983, Mr. Creed was the president of C.G. Associates Limited.

Mr. Creed earned a B.A. degree from University of Western Ontario, an M.B.A. from York University and a Certificate for Transportation and Logistics from M.I.T. He passed his Canadian Securities Course with honors.

Mr. Gandy has served as our Chief Technology Officer since February 2001. From January 2001 to February 2001, he was Chief Technology Officer of erpWorld, LLC. From August 1999 to December 2001, he was Chief Technology Officer of SynerMedics, Inc. From October 1998 to August 1999, he was the Director Product Development, Imaging Solutions for McKessonHBOC. He served Imnet Systems, Inc. from November 1998 to August 1999 as Director, Product Development, and from September 1993 to October 1998 as Workflow Product Manager. From October 1991 to August 1993, he was employed by Keane Incorporated in Information Technology Sales Consulting, and from September 1993 to June 1993 at Treehouse Software in a similar capacity. He was Senior Account Executive and Systems Engineer at Software AG from October 1981 until August 1991, Product Consultant at Insurance Systems of America from January 1980 to October 1981, Programmer Analyst at Blue Cross-Blue Shield of Georgia, from October 1978 to January 1980, and Programmer Analyst at the Georgia Farm Bureau from June 1976 to December 1979. He earned a BA from Taylor College (’76).

Mr. Lampiris has served as our Vice President of Business Solutions since February 2001. From August 1999 to February 2001, he was Chief Operating Officer and Chief Financial Officer of SynerMedics, Inc. From December 1997 to July 1999, he served as Principal, Information Technology Outsourcing, of CSC Healthcare. From January 1995 to December 1997, he was Senior Consultant, Business Solutions Group, of Alltel Information Services. From January 1985 to January 1995, he served as the founder and Principal Consultant of Lampiris & Associates. From September 1977 to December 1984, he served Medicus Systems Corporation, from September 1977 to January 1984 as Senior Vice President Financial Services for hospital decisions support systems, and from January 1984 as Senior Vice President for Multiinstitutional Services. From January 1973 to August 1977, he was the Chief Financial Officer, and from May 1972 to January 1973, Vice President, Hospital Operations, of Presbyterian University Hospital. From September 1965 to June 1970, he was Staff Engineer at Goodyear Tire & Rubber Company. Mr. Lampiris earned his MBA from Carnegie-Mellon University (6/73) and his BS, Mechanical Engineering from Tri-State College (6/64).

In addition to the personnel listed above, Dr. Louise Short, M.D., M.Sc., Mr. Carl Corcoran and Mr. Peter Lucchesi have agreed to join our board of directors upon the completion of this offering and after we purchase adequate directors' and officers' liability insurance. Since directors' and officers' liability insurance is expensive, and we may not be qualified to obtain such insurance, there can be no assurance that Dr. Short, M.D., M.Sc., Mr. Lucchesi or Mr. Carl Corcoran will ever join our board of directors.

Mr. Carl J. Corcoran has been nominated to serve as one of our directors. From 1951 until his retirement in 1988, he was employed by IBM Corporation in various capacities, including President of IBM Canada and General Manager of Operations for IBM Japan. Mr. Corcoran is currently an officer and director of several family-held businesses, including Corcair Farms, Ltd., CorProperties, Inc., Cor Source Water Corporation, Corcorvest Corporation and CJC Bottling, Ltd., and a director of A.A.B. Building Systems, Inc., a private company. He served as a director of the Accessible Software Corporation, a publicly traded corporation, from 1998 until its acquisition by IBM Corporation in 2000. He earned an HBA (Honors Business Administration), the equivalent of an MBA, at the University of Western Ontario (’51).

Peter J. Lucchesi has been nominated to serve as one of our directors. From 1955 until his retirement in 1986, he was employed by EXXON Corporation, lastly as Vice President, Research, in which capacity he supervised the work of 1,500 scientists. Since 1991, he has served as the Principal Consultant of International Technology Services, Inc., which he founded. From 1986 to 1991, he served Enichem (Milan, Italy) as Director of Research. He was an Instructor in Chemnistry at New York University in 1954 and the Illinois Institute of Technology in 1954 and 1955. He earned a BS, MS and PhD in Chemistry at New York University (’54). He is the author of 35 US patents and scientific papers.

Dr. Louise Short M.D., M.Sc has been nominated to serve as one of our directors. From July 1996 until July 2000, Dr. Short was the Medical Director of United HealthCare of Georgia. From October 2000 until the present time, she has been the Senior Research Associate of Thoine International, conducting clinical research on the use of the Thoine antioxidant. Since October 2000, she has also been the Medical Director of Medical Management of BlueCross BlueShield of Georgia. Dr. Short M.D., M.Sc. has a Masters of Science in Community Medicine from the Mt. Sinai School of Medicine, a Doctor of Medicine from Tufts University School of Medicine and a degree from John Hopkins University and graduated from Harvard College.

Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Executive compensation.

None of our executive officers or directors has received or currently receives compensation. We do not have employment agreements with any of our executive officers and they are not accruing any compensation.

Stock option plan.

In February 2001, our stockholders adopted our 2001 Stock Option Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase up to an aggregate of 400,000 shares of common stock, consisting of both "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code") and "non-qualified" options. Incentive stock options are issuable only to employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees.

The Plan is administered by our board of directors, which determines those individuals who are to receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option, and the option price.

The per share exercise price of the common stock subject to an incentive stock option or non-qualified option may not be less than the fair market value of the common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option will be established by the board of directors. The aggregate fair market value, determined as of the date the option is granted, of the common stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $1,000,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of our stock is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

Incentive stock options may not be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee has three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitations apply to non-qualified options.

Options under the Plan must be granted within ten years from the effective date as amended of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant, and incentive stock options issued to 10% or greater stockholders are limited to five-year terms. Options granted under the Plan may provide for the payment of the exercise price in cash or by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may possibly exercise all of his stock options with no additional investment other than his original shares.

Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee become available once again for issuance. To date, we have not granted any options under our Plan.

Liability and indemnification of officers and directors.

Our Bylaws provides that our directors will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director for:

o An intentional breach of the director's fiduciary duty to our company or our stockholders;

o Acts or omissions by the director which involve intentional misconduct, fraud or a knowing violation of law; or

o The payment of an unlawful dividend, stock purchase or redemption.

Our Bylaws also require us to indemnify all persons whom we may indemnify pursuant to the full extent permitted by Delaware law.

Our bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

Conflict of interest - management's fiduciary duties.

Our directors and officers are or may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between us and their other business activities.

No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter.

No proceeds from this offering will be loaned to any present shareholder, officer, director or promoter. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered.

Included within this table is information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options, and each officer and director.

Although our officers and directors may purchase shares in this offering, the following amounts assume that our officers and directors do not purchase any additional shares.

Each stockholder's address is in care of our company at 1010 Huntcliff, Suite 1350, Atlanta, Georgia 30350.

Beneficial ownership of common stock	shares owned	Percentage of shares owned before offering	Percentage of shares owned after offering
Robert Arkin, CEO	1,137,200	31.59%	27.74%
Christopher Creed, CFO	7,100	00.20%	00.17%
Dennis Gandy, CTO	61,400	1.71%	1.50%
Lee Lampiris, COO	43,200	1.20%	1.05%

SynerMedics, Inc.	312,800	8.69%	7.63%

All officers and directors as a group (4 persons)	1,248,900	34.70%	30.46%

All shareholders have sole voting and investment power over the shares beneficially owned.

SELLING STOCKHOLDERS

We are registering for offer and sale 1,800,000 shares of our common stock held by twelve of our existing shareholders. All of our selling stockholders received their stock through a private placement in February 2001, which was exempt from registration.

The following tables presents the name of each of the selling shareholders and the number of shares of our common stock beneficially owned by each as of February 28, 2001. The table assumes that the selling stockholders do not purchase additional shares in our offering. To the best of our knowledge, the named shareholders are the beneficial owners and have sole voting and investment power over all shares or rights to the shares reported.

The selling shareholders may offer their shares on a continuous basis or delayed basis pursuant to Rule 415 under the 1933 Act. However, the selling stockholders may not offer their shares for sale until we close our offering of up to 500,000 shares and our common stock is eligible for quotation on the Electronic Bulletin Board or the Pink Sheets. Nevertheless, the selling stockholders are under no obligation to sell all or any portion of their shares either now or in the future. Since the selling stockholders may sell all or part of their shares, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

	Shares Owned and Offered Prior to the Offering
	Number	Percent
Kevin Lewis	150,000	4.17%
Bruce Lewis	150,000	4.17%
Ellen McGrath	150,000	4.17%
Sean Rosenthal	150,000	4.17%
Sam Bennet	150,000	4.17%
Ann Dwyer	150,000	4.17%
Bryce Allen	150,000	4.17%
Jeff Hillman	150,000	4.17%
Hillary Stillman	150,000	4.17%
John Andrews	150,000	4.17%
Brandon Dwyer	150,000	4.17%
Charles Lewis	150,000	4.17%

Information regarding the selling stockholders.

The selling shareholders have not informed us of how they plan to sell their shares. However, selling shareholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:

o Transactions in the over-the-counter market if a public trading market develops;

o A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

o Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

o Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

o In privately negotiated transactions not involving a broker or dealer.

The selling stockholders may not offer their shares for sale until we close our offering of up to 500,000 shares and then not until our common stock is eligible for quotation on the Bulletin Board or the Pink Sheets.

In the event that we permit or cause the registration statement of which this prospectus is a part to lapse, the selling stockholders may sell all of their shares of our common stock pursuant to Rule 144 under the Securities Act of 1933 commencing in February 2002. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their pledgees, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share, which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling shareholder. These regulations may affect the marketability of these shares of our common stock.

We have informed the selling stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting a distribution of the securities on behalf of our corporation. For instance, a distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers. We intend to seek qualification for sale of the securities in those states that the securities will be offered.

To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

Our existing stockholders will pay all of the expenses incident to the registration and offering of our common stock including the common stock held by our selling stockholders, other than commissions or discounts of underwriters, broker-dealers or agents.

Indemnification.

We have agreed to indemnify the selling stockholders against specified liabilities including liabilities under the Securities Act in connection with their offering. The selling stockholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our company, against certain liabilities, including liabilities under the Securities Act.

Relationships among the selling stockholders and InnerSpace Corporation.

None of our selling stockholders have had any material relationship within the past three years with us, or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

We are offering a maximum of 500,000 shares of our common stock for sale at $1.00 per share on a best-efforts basis directly through our officers and directors, who will not receive any compensation for assisting us with the offering.

Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (i) the date all of the 500,000 shares are sold, or (ii) 90 days from the date of this prospectus, unless extended by us for up to an additional 60 days.

There is no minimum amount of shares we must sell, and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Our officers, directors, existing stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

No public market for common stock.

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the National Association of Securities Dealers, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for quotation of our shares on the Nasdaq Bulletin
Board, including:

- we must make filings pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;
- we must remain current in our filings;
- a member of the NASD must file a Form 211 on our behalf. The information contained within Form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be eligible for quotation.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No escrow of proceeds.

There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

No broker is being utilized in this offering.

As of the date of this prospectus, we have not retained any broker for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, we will file an amendment to our registration statement.

The offering shall be conducted by our president.

Although our president is an associated person of us as that term is defined in
Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

o He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

o He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

o He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

He will restrict his participation to the following activities:

A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

C. Performing ministerial and clerical work involved in effecting any transaction.

RELATED PARTY TRANSACTION

On February 14, 2001, we issued 1,457,200 shares to our officers, directors and employees at the par value of $0.001 for nominal services they provided to us.

Certain employees have entered into escrow agreements whereby 287,900 shares are held by us: 176,700 of these shares are unconditionally released on February 28, 2002; 55,600 are released after one year of employment; and another 55,600 are released after two years of employment. As a result, we have recognized $1,346,000 of compensation expense and $111,200 of deferred stock compensation based upon our anticipated offering price of $1.00 per share,

On February 28, 2001, we entered into a licensing agreement with Synermedics, Inc. for certain rights and technology. As part of our licensing agreement, we issued 312,800 shares to Synermedics, Inc. at $0.10 per share and a total consideration of $31,280. For accounting purposes only, we have recorded the transaction as a $312,800 expense in our financial statements, which is based upon our offering price of $1.00 per share.

Our president, chief financial officer, chief technology officer and vice president of business services held similar positions at Synermedics, Inc. before they joined our firm.

Escrow agreements.

Dennis Gandy has escrowed 61,400 shares of his stock with us. 39,400 of his shares will be released unconditionally from escrow on February 28, 2002. Another 11,000 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 11,000 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Lee Lampiris has escrowed 43,200 shares of his stock with us. 15,000 of his shares will be released unconditionally from escrow on February 28, 2002. Another 14,100 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 14,100 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Michael Shamis has escrowed 61,600 shares of his stock with us. 39,500 of his shares will be released unconditionally from escrow on February 28, 2002. Another 11,000 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 11,000 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Samir Mashlum has escrowed 62,100 shares of his stock with us. 40,100 of his shares will be released unconditionally from escrow on February 28, 2002. Another 11,000 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 11,000 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Yukon Chong has escrowed 8,500 shares of his stock with us. Half of his shares will be released from escrow at the conclusion of the first year of his full-time employment with us, and the remaining half will be released from escrow on the second year of his full-time employment with us.

Lev Kuznet has escrowed 8,500 shares of his stock with us. Half of his shares will be released from escrow at the conclusion of the first year of his full-time employment with us, and the remaining half will be released from escrow on the second year of his full-time employment with us.

Judi Boone has escrowed 42,600 shares of her stock with us. All of her shares will be released unconditionally from escrow on February 28, 2002.

In the event that our stock becomes publicly traded, Judi Boone, Louise Short and all of the persons listed above have also agreed not to sell any of their shares for at least 120 days beginning from the first date of trading. Such escrow can be released by us if our stock trades above $5.00.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

DESCRIPTION OF SECURITIES

Current capital structure.

As of the date of this prospectus, we have 20,000,000 shares of common stock, par value $0.0001, authorized, with 3,600,000 shares outstanding held of record by thirty-seven stockholders.

Common stock.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. When issued for the cash consideration outlined in this prospectus, all of the outstanding shares of common stock will be fully paid and non-assessable.

If our common stock is quoted on the OTC Bulletin Board, it will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severally limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Preferred Stock.

Our board of directors can issue up to 5,000,000 preferred shares at any time with any rights and preferences without your approval. Our authorized preferred stock may be issued from time to time in one or more designated series or classes. Our board of directors, without your approval, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative provisions as may be provided in a particular series or class. The issuance of preferred stock, while providing flexibility for possible acquisitions and other corporate purposes, could, among other things, adversely affect your voting power. Under some circumstances a third party may find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding voting stock because we issue preferred stock. If we are liquidated or dissolved, holders of preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in us. As of the date of this prospectus, we have not issued any preferred shares.

Options and Warrants.

Our board of directors has the authority to issue options or warrants to purchase our stock at the board's discretion. We have not presently issued any options or warrants. However, our board of directors may later determine to issue options and warrants.

Dividend Policy.

To date, we have not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. The board of directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent and Registrar.

We intend to use Interwest Transfer, Inc., Salt Lake City, Utah as our transfer agent for the common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 4,100,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the
500,000 shares to be sold in this offering and 1,800,000 share offered by our selling shareholders will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

The remaining 1,800,000 shares of common stock are eligible for sale, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price of the stock. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with those requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates", of
"restricted" shares not to sell their shares.

LEGAL PROCEEDINGS

We are not a party to or aware of any threatened litigation.

LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Thomas P. McNamara, P.A., Tampa, Florida

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation contains provisions permitted under the General
Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of
Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of
Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have not been subject to the reporting requirements of the Securities
Exchange Act of 1934, prior to completion of this offering. We have filed with the SEC a registration statement on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information with respect to us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and our exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the world wide web at http://www.sec.gov.

You can also call us at 770-587-6312 or write us at 1010 Huntcliff, Suite 1350, Atlanta, Georgia 30350 any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

InnerSpace Corporation
(A Development Stage Enterprise)

[ Letterhead of Kingery, Crouse & Hohl, P.A.]

INDEPENDENT AUDITORS' REPORT

To the Stockholders of InnerSpace Corporation:

We have audited the accompanying balance sheet of InnerSpace Corporation (the "Company"), a development stage enterprise, as of February 28, 2001 and the related statements of operations, stockholders' equity and cash flows for the period March 10, 2000 (date of incorporation) to February 28, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2001, and the results of its operations and its cash flows for the period March 10, 2000 (date of incorporation) to February 28, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage, has an accumulated deficit, anticipates incurring net losses in the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, no significant capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery Crouse & Hohl P.A.

March 27, 2001

Tampa, FL

InnerSpace Corporation
(A Development Stage Enterprise)

BALANCE SHEET
AS OF FEBRUARY 28, 2001

ASSETS
CURRENT ASSETS
Cash	$1,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES	$ 0

STOCKHOLDERS’ EQUITY
Common stock - $0.0001 par value; authorized 20,000,000 common shares; 3,600,000 shares issued and outstanding, respectively	360
Preferred stock - $0.0001 par value; authorized 5,000,000 common shares; no shares issued and outstanding, respectively	0
Additional paid-in capital	1,776,070
Deferred stock-compensation	(111,200)
Deficit accumulated during the development stage	(1,663,400)
Total Stockholders’ Equity	1,830
$1,830

See notes to financial statements

InnerSpace Corporation
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS
For the period March 10, 2000 (date of incorporation)
To February 28, 2001

REVENUE	$0

EXPENSES
Services and office space - related party	4,000
Stock based compensation - related party	1,346,000
Stock paid royalties - SynerMedics, Inc.	312,800
Filing fees	_____ 600
Total Expenses	1,663,400
Net loss before provision for income taxes	(1,663,400)
Provision for income taxes	-0-
NET LOSS	$(1,663,400)
Weighted Average Loss Per Share Basic and Diluted	$ (.46)
Weighted Average Shares Outstanding Basic and Diluted	3,600,000

See notes to financial statements

InnerSpace Corporation
(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' EQUITY
for the period March 10, 2000 (date of incorporation)
to February 28, 2001

			Additional Paid-In Capital		Deficit Accumulated During the Development Stage
	Common Stock			Deferred Stock Compensation
	Shares	Value				Total
Balance, March 10, 2000 (date of incorporation)	0	$0	$0	$ -0-	$0	$ 0
Issuance of common stock for cash	1,830,000	183	2,247	0	0	2,430
Issuance of common stock for services	1,457,200	146	1,457,054	(111,200)	0	1,346,000
Issuance of common stock for royalty fees	312,800	31	312,769	0	0	312,800
Services Contributed by Shareholders	0	0	4,000	0	0	4,000
Net loss for the period March 10, 2000 (date of incorporation) to February 28, 2001	0	0	0	0	(1,663,400)	(1,663,400)

Balances, February 28, 2001	3,600,000	$360	$1,776,070	$(111,200)	$(1,663,400)	$1,830

See notes to financial statements

InnerSpace Corporation
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS
for the period March 10, 2000 (date of incorporation)
to February 28, 2001

Cash Flows From Operating Activities
Net loss	$(1,663,400)
Stock based expenses	1,662,800
Net Cash Used by Operating Activities	(600)
Cash Flows From Financing Activities
Issuance of common stock	2,430
Net Cash Provided by Financing Activities	2,430
Net Increase In Cash	1,830
Cash at Beginning of Period	-0-
Cash at End of Period	$ 1,830
Supplemental cash flow information:
Cash Paid For:
Interest	$ 0
Income Taxes	$ 0

See notes to financial statements

InnerSpace Corporation
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

InnerSpace Corporation (the "Company") was incorporated under the laws of the state of Delaware on March 10, 2000. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to market and sell proprietary dynamic workflow process automation technology and solutions that improve organizational performance through a non-exclusive license agreement. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established. The Company’s year end is February 28th.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $1,663,400 through February 28, 2001, anticipates incurring net losses for the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note G), however; there is no assurance that they will be successful in their efforts to raise capital. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C – EQUITY

The Company issued 1,000 shares of its common stock upon incorporation to its founder for $600 of incorporation costs.

In February 2001, the Company had the following equity transactions:

  Sold 1,829,000 shares for $1,830 to individuals who are not officers, directors or employees of the Company.

  Issued 1,457,200 common shares to the Company's officers, directors and employees. Certain employees have entered into escrow agreements whereby 287,900 shares are held by the Company: 176,700 of these shares are unconditionally released on February 28, 2002; 55,600 are released after one year of employment; and another 55,600 are released after two years of employment. As a result, the Company has recognized $1,346,000 of compensation expense and $111,200 of deferred stock compensation based upon its anticipated offering price of $1.00 per share (Note G).

  Issued 312,800 common shares to Synermedics, Inc. as a non-refundable signing fee under the terms of a royalty agreement that will generally require a 10% royalty payment on revenues generated as a result of the licensed products. The Company has recognized $312,800 of expense based upon its anticipated offering price of $1.00 per share (Note G).

In addition to the above, during the period March 10, 2000 (date of incorporation) to February 28, 2001, the Company's management provided various services and a portion of their homes for office space for no consideration. The value of these services and office space have been estimated at $4,000 and recorded as operating expenses and as capital contributions.

NOTE D - INCOME TAXES

During the period March 10, 2000 (date of incorporation) to February 28, 2001, the Company recognized losses for both financial and tax reporting purposes. However, there were permanent differences, which exist as a result of the value of stock compensation for tax purposes being lower than the book value of such expenses. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

At February 28, 2001, the Company had a net operating loss carryforward of approximately $32,000 for income tax purposes. This carry forward is available to offset future taxable income through the period ended February 28, 2021. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset as its realization did not meet the required asset recognition standard established by SFAS 109.

NOTE E - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of February 28, 2001 there were no dilutive shares outstanding; accordingly diluted net loss per share and basic net loss per share are the same.

NOTE F – STOCK OPTION PLAN

In February 2001, the Company adopted the 2001 Stock Option Plan which provides for the grant to employees, officers, directors and consultants to purchase up to 400,000 shares of the Company’s common stock. Through February 28, 2001 no options were granted.

NOTE G – SUBSEQUENT EVENTS

In March 2001 the Company intends to file a registration statement with the Securities and Exchange Commission to sell up to 500,000 shares of its common stock for $1.00 per share. Another 1,800,000 shares will be offered for sale by existing shareholders. The offering will be on a best-efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations. Costs of the offering, estimated to be $30,000, will be recorded as a capital contribution since the Company’s existing shareholders have agreed to pay these costs.

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The information required by this Item is incorporated by reference to
"indemnification" in the prospectus herein on page 33.

Item 25. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$575
Blue Sky Fees and Expenses	$5,000
Legal Fees and Expenses	$13,000
Accountants' Fees and Expenses	$4,000
Transfer Agent Fees	$3,000
EDGAR Filing Fees	$4,000
Miscellaneous	$425

Total	$30,000

The expenses, except for the SEC fees, are estimated.

Item 26. Recent sales of unregistered securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

The Registrant was organized in March 2000, and at that time, sold 1,000 shares to our incorporator for $600, or $0.60 per share.

On February 14, 2001 we issued 1,137,200 shares to Robert Arkin, our chief executive officer and president, 61,400 shares to Dennis Gandy, our chief technology officer, 7,100 shares to Christopher Creed, our chief financial officer, 43,200 shares to Lee Lampiris, our vice president of business solutions, 25,000 shares to Louise Short, a proposed Director, 61,600 shares to Michael Shamis, one of our programmers, 42,600 shares to Judi Boone, our office manager, 62,100 shares to Shamir Mashlum, one of our programmers, 8,500 shares to Yukun Chong, one of our programmers and 8,500 share to Lev Kuznet, one of our programmers. We issued each of the shares at a price of $0.001 per share, for nominal services each person provided to us.

On February 14, 2001 we sold a total of 1,829,000 shares to twenty-six investors, each of whom subscribed to purchase the shares, at a price of $0.001 per share, for aggregate consideration of $1,830.

On February 28, 2001, we issued to Synermedics, Inc., a technology provider for the Registrant, a total of 312,800 shares, as payment of $31,280 in royalties.

All individuals that purchased shares of stock had the opportunity to ask questions and receive answers from our officers and directors. In addition, they had access to review all of our corporate records and material contracts and agreements.

These purchases and sales were exempt from registration under the Securities Act of 1933, according to Section 4(2) on the basis that the transactions did not involve a public offering. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

There have been no other sales of the Registrant's common stock.

Item 27. Exhibits.

The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

Number Exhibit Name
3.1 Articles of Incorporation
3.2 By-Laws
4.1 Subscription Agreement
5.1 Opinion Regarding Legality and Consent of Counsel
10.1 2001 Stock Option Plan
10.2 Synermedics, Inc. Licensing Agreement
23.1 Consent of Expert

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment)
which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange
Act of 1934, the undersigned Registrant undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers, and controlling persons of the
Registrant pursuant to our certificate of incorporation or provisions of
Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant)
of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the
City of Atlanta, State of Georgia, on March 28, 2001.

(Registrant) InnerSpace Corporation

By (signature and title) /s/ Robert Arkin
president, chief executive officer and director

/s/ Christopher Creed
chief financial officer and director

As filed with the SEC on March 28, 2001 SEC Registration No. **

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM SB-2

UNDER

THE SECURITIES ACT OF 1933

InnerSpace Corporation

(Consecutively numbered pages 1 through 93 of this Registration Statement)

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
3.1	Articles of Incorporation	This Filing Page 48
3.2	Certificate of Amendment of Certificate of Incorporation	This Filing Page 49
3.3	Bylaws	This Filing Page 50
4.1	Subscription Agreement	This Filing Page 61
5.1	Opinion and Consent of Thomas P. McNamara, P.A.	This Filing Page 63
10.1	2001 Stock Option Plan	This Filing Page 64
10.2	Synermedics, Inc. Licensing Agreement	This Filing Page 79
23	Consent of Kingery, Crouse & Hohl, P.A.	This Filing Page 79

REFERENCE 3.1 ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION OF: Ilde Corporation

The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do hereby adopt the following articles of incorporation:

ARTICLE ONE - NAME AND MAILING ADDRESS

The name of the corporation is Ilde Corporation and the mailing address of this corporation is 15 East North Street, Dover, DE 19901

ARTICLE TWO - CORPORATE DURATION

The duration of the corporation is perpetual.

ARTICLE THREE - PURPOSE

This corporation is organized to engage in any lawful trade or business that can, in the opinion of the board of directors of the corporation, be advantageously carried on.

ARTICLE FOUR - CAPITAL STOCK

The aggregate number of shares, which the corporation is authorized to issue, is 25,000,000. Such shares shall be of 20,000,000 common share, par value of $0.0001 per share and 5,000,000 preferred shares, par value $0.0001 per share.

ARTICLE FIVE - REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the corporation is 15 East North Street in the City of Dover, County of Kent, Delaware, and the name of its initial registered agent at such address, is Incorporating Services Inc.

ARTICLE SIX - DIRECTORS

The number of directors constituting the initial board of directors of the corporation is one. The number of directors may be either increased or decreased from time to time by the Bylaws, but shall never be less than one (1). The name and address of each person who is to serve as a member of the initial board of directors is: Alfred Arberman 1490 Blue Jay Circle, Weston, Florida 33327

ARTICLE SEVEN - INCORPORATORS

The name and address of the person signing these Articles of Incorporation is:
Alfred Arberman 1490 Blue Jay Circle, Weston, Florida 33327

ARTICLE EIGHT - INDEMNIFICATION

The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE NINE - AMENDMENT

This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

Executed by the undersigned at on March 10th, 2000.

/s/ Alfred Arberman

REFERENCE 3.2 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ILDE CORPORATION

Pursuant to Section 242 of the General Corporation
Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST: The name of the corporation is ILDE CORPORATION

SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

Article "First" of the Certificate of Incorporation, relating to the name of the corporation is amended to read as follows:

"First: The name of this corporation is: InnerSpace Corporation"

THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, the I have hereunto set my hand and seal this 14th day of February, 2001 A.D.

By: /s/ Alfred Arberman
Name: Alfred Arberman
Title: President

REFERENCE 3.3 BYLAWS

BY-LAWS

OF

ILDE CORPORATION
(a Delaware corporation)
____________________________________________
Adopted by Unanimous Written Consent of the Board of Directors on March 10, 2000
____________________________________________
ARTICLE I
Office
Section 1.1. Registered Office. The registered office of Ilde Corporation (the "Corporation") in the State of Delaware shall be located at 15 East North Street in the City of Dover, County of Kent.

Section 1.2. Registered Agent. The registered agent of the Corporation in the State of Delaware at its registered office is Incorporating Services, Ltd.

Section 1.3. Principal Office. The principal place of business of the Corporation shall be at 1490 Blue Jay Circle, in the City of Weston, and State of Florida, or at such other place as the Board of Directors may at any time or from time to time designate.

Section 1.4. Other Offices. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the business of the Corporation.

ARTICLE II

Meeting of Stockholders

Section 2.1. Annual Meeting. The annual meeting of such holders of capital stock ("Stock") as are entitled to vote thereat ("Annual Meeting of Stockholders") shall be held for the election of directors and the transaction of such other business as properly may come before it on the third Monday in January of each year at 10:00 a.m., local time, or on such other date, and at such time and place, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2.2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called at any time by the Board of Directors, and by the Secretary upon the written request stating the purposes of any such meeting of the holders of record collectively of at least thirty (30%) percent of the outstanding shares of Stock of the Corporation. Special meetings shall be called by means of a notice as provided in Section 2.4 hereof.

Section 2.3. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

Section 2.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice of each Annual Meeting of Stockholders shall identify each matter intended to be acted upon at such meeting. If mailed, the notice shall be addressed to each stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address. In such case the notice intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be delivered personally or mailed not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting to each stockholder entitled to vote at such meeting.

Section 2.5. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice whether before or after the time stated therein for such meeting shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 2.6. Organization of Meetings. The Chairman of the Board, if any, shall act as chairman at all meetings of stockholders at which he is present and, as such chairman, shall call such meetings of stockholders to order and shall preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section to be performed by him at such meeting shall be performed at such meeting by the President. If both the Chairman of the Board and the President shall be absent, such duties shall be performed by a Vice President designated by the President to preside at such meeting. If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders but, in his absence, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

Section 2.7. Stockholders Entitled to Vote. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, or preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled: (a) to notice of, and to vote at, such meeting and any adjournment thereof; or (b) to express such consent. In such case such stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is so fixed.

Section 2.8. List of Stockholders Entitled to Vote. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of meeting within the city where the meeting is to be held or, if not so specified, at the place where the meeting is to be held, and a duplicate list shall be similarly open to examination at the principal place of business of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.9. Quorum and Adjournment. Except as otherwise provided by law and in the Certificate of Incorporation, the holders of a majority of the shares of Stock entitled to vote at the meeting shall constitute a quorum at each meeting of the stockholders. Where more than one class or series of Stock is entitled to vote at such a meeting, a majority of the shares of each such class or series of Stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of Stock present in person or by proxy may adjourn any meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of an adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.11. Vote of Stockholders. Except as otherwise permitted by law, by the Certificate of Incorporation or by Section 2.13 hereof, all action by stockholders shall be taken at a meeting of the stockholders. Except as otherwise provided in the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 2.7 hereof, who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of Stock entitled to participate in such vote held by such stockholder on the record date. Every stockholder entitled to vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of Stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Unless otherwise provided by law or by the Certificate of Incorporation, each director shall be elected and all other questions shall be decided by the vote of the holders of a majority of the shares of Stock present in person or by proxy at the meeting and entitled to vote on the question.

Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

Section 2.13. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the meeting, prior notice of such meeting and the vote of the stockholders may be dispensed with and such corporate action may be taken with the written consent of the stockholders of Stock having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, unless the Certificate of Incorporation or the By-Laws require a greater percentage for such action, in which case the consent shall be that of the holders of such greater percentage; provided, however, that prompt notice is given to all the stockholders who have not consented of the taking of such corporate action without a meeting and by less than unanimous written consent. Whenever it is intended that action is to be taken by stockholders without a meeting, a form for expressing consent in writing to such action shall be sent to all holders of Stock entitled to vote on such action.

Section 2.14. Attendance at Meetings of Stockholders. Any stockholder of the Corporation not entitled to notice of the meeting or to vote at such meeting shall nevertheless be entitled to attend any meeting of stockholders of the Corporation.

ARTICLE III

Board of Directors

Section 3.1. Election and Term. Except as otherwise provided by law or by this Article III, directors shall be elected at the Annual Meeting of Stockholders and shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify, or until they sooner die, resign, or are removed. Acceptance of the office of director need not be expressed in writing.

Section 3.2. Number. The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors or by the stockholders, but shall not be less than one nor more than seven. Until so fixed, the number of directors constituting the Board of Directors shall be two. A director need not be a stockholder, citizen of the United States or a resident of the State of Delaware.

Section 3.3. General Powers. The business, properties and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which, without limiting the generality of the foregoing, shall have the power to appoint the officers and agents of the Corporation, to fix and alter the salaries of officers, employees and agents of the Corporation, to grant general or limited authority (including authority to delegate and sub-delegate) to officers, employees and agents of the Corporation, to make, execute, affix the corporate seal to and deliver contracts and other instruments and documents including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case and to appoint committees in addition to those provided for in Articles IV and V hereof with such powers and duties as the Board of Directors may determine and as provided by law. The membership of such committees shall consist of such persons as are designated by the Board of Directors. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by the By-Laws.

Section 3.4. Place of Meetings. Meetings of the Board of Directors may be held at the principal place of business of the Corporation in the City of Stamford or at any other place, within or without the State of Delaware, from time to time as designated by the Board of Directors.

Section 3.5. First Meeting of New Board. A newly elected Board of Directors shall meet without notice as soon as practicable after each Annual Meeting of Stockholders at the place at which such meeting of stockholders took place. If a quorum is not present, such organization meeting may be held at any other time or place which may be specified for special meetings of the Board of Directors in a notice given in the manner provided in Section 3.7 hereof or in a waiver of notice thereof.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors. No notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

Section 3.7. Special Meetings; Notice; and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary at the request of the Chairman of the Board, if any, the President, a Vice President, or at the request in writing of no less than two Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director addressed to him at his residence or usual place of business not later than three (3) days before the day on which the meeting is to be held or shall be sent to him at either of such places by telegraph or shall be communicated to him personally or by telephone, not later than the day before the date fixed for the meeting. Notice of any meeting of the Board of Directors shall not be required to be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting or if he shall be present at the meeting and participate in the business transacted thereat. Any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

Section 3.8. Organization. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 3.8 to be performed by him at such meeting shall be performed by the President. If both the Chairman of the Board and the President shall be absent, such duties shall be performed by a director designated by the President to preside at such meeting. If no such officer or director is present at such meeting, one of the directors present shall be chosen to preside by a majority vote of the members of the Board of Directors present at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and, in his absence, a temporary secretary shall be appointed by the chairman of the meeting.

Section 3.9. Quorum and Adjournment. Except as otherwise provided by Section 3.14 hereof and in the Certificate of Incorporation, at every meeting of the Board of Directors, if the number of Directors constituting the Board of Directors is three or more, a majority of the total number of directors shall constitute a quorum and, if the number of Directors constituting the Board of Directors is two or less, the entire Board of Directors shall constitute a quorum. Except as otherwise provided by law, by the Certificate of Incorporation, by Sections 3.14, 4.1, 4.8, 5.1, 6.3, or 10.1 hereof, if the number of Directors constituting the Board of Directors is three or more, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors and, if the number of Directors constituting the Board of Directors is two or less, the unanimous vote of all Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. Notice of an adjourned meeting shall be required to be given if notice was required to be given of the meeting as originally called.

Section 3.10. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

Section 3.11. Acting Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of such proceeding.

Section 3.12. Resignations. Any director may resign at any time by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

Section 3.13. Removal of Directors. Subject to any agreement in writing between the stockholders of the Corporation, any director may be removed either with or without cause at any time by action of the holders of record of a majority of the outstanding shares of Stock of the Corporation then entitled to vote at an election of directors at a meeting of holders of such shares. The vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

Section 3.14. Filling of Vacancies. Except as otherwise provided by law, in case of any increase in the number of directors or of any vacancy created by death, resignation, or disqualification, the additional director or directors may be elected or the vacancy or vacancies may be filled, as the case may be, by the remaining directors or by a sole remaining director though the remaining director or directors be less than the quorum provided for in Section 3.9 hereof. Each director so chosen shall hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualifies or until such director sooner dies, resigns, or is removed.

ARTICLE IV

Executive Committee

Section 4.1. Appointment and Powers. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint an Executive Committee and the members thereof consisting of one or more members which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all of the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation; provided, however, that the foregoing is subject to the applicable provisions of law and the Certificate of Incorporation and shall not be construed as authorizing action by the Executive Committee with respect to any action which is required to be taken by vote of a specified proportion of the whole Board of Directors. The Executive Committee shall consist of the President and such directors as may from time to time be designated by the Board of Directors. So far as practicable, the members of the Executive Committee shall be appointed at the organization meeting of the Board of Directors in each year and, unless sooner discharged by affirmative vote of a majority of the whole Board of Directors, shall hold office until the next annual organization meeting of the Board of Directors and until their respective successors are appointed or until they sooner die, resign, or are removed. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.

Section 4.2. Place of Meetings. Meetings of the Executive Committee may be held at the principal place of business of the Corporation in the City of Weston or at any other place within or without the State of Delaware from time to time designated by the Board of Directors or the Executive Committee.

Section 4.3. Meetings; Notice; and Waiver of Notice. Regular meetings of the Executive Committee shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee and no notice shall be required for any regular meeting. Special meetings of the Executive Committee shall be called by the Secretary or an Assistant Secretary upon the request of any member thereof. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business not later than three days before the day on which the meeting is to be held or shall be sent to him at either of such places by telegraph, or shall be delivered to him personally or by telephone, not later than the day before the date fixed for the meeting. Notice of any such meeting shall not be required to be given to any member of the Executive Committee if he shall sign a written waiver thereof either before or after the time stated therein for such meeting or if he shall be present at the meeting and participate in the business transacted thereat, and all business transacted at any meeting of the Executive Committee shall be fully effective without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having specifically enumerated the matters to be acted upon.

Section 4.4. Organization. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee, the President shall preside at meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee and the President, the Chairman of the Board, if any, shall preside at meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee, the President and the Chairman of the Board, one of the members present shall be chosen by the members of the Executive Committee present to preside at such meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Executive Committee and, in his absence, a temporary secretary shall be appointed by the chairman of the meeting.

Section 4.5. Quorum and Adjournment. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. No notice of any adjourned meeting shall be required to be given other than by announcement at the meeting that is being adjourned.

Section 4.6. Voting. On any question on which the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee present at the meeting so requests.

Section 4.7. Records. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next regular meeting of the Board of Directors. Any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

Section 4.8. Vacancies; Alternate Members; and Absences. Any vacancy among the appointed members of the Executive Committee may be filled by affirmative vote of a majority of the whole Board of Directors. By similar vote, the Board of Directors may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee.

ARTICLE V

Other Committees of the Board

Section 5.1. Appointing Other Committees of the Board. The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors appoint other committees of the Board of Directors and the members thereof which shall have such powers of the Board of Directors and such duties as the Board of Directors may properly determine and as provided by law. Such other committee of the Board of Directors shall consist of one or more directors. By similar vote, the Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5.2. Place and Time of Meetings; Notice; Waiver of Notice; and Records. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee and no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors or by the Secretary or an Assistant Secretary upon the request of any member of the committee. The provisions of Section 4.3 hereof with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

ARTICLE VI

The Officers

Section 6.1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The officers shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, an Executive Vice President, a Chairman of the Executive Committee, a Chief Financial Officer, a Controller, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as in their judgment may be necessary or desirable. The Chairman of the Board, the Chairman of the Executive Committee, the President, and the Executive Vice President shall be selected from the directors.

Section 6.2. Terms of Office and Vacancies. So far as is practicable, all officers shall be appointed at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 6.1, 6.3, and 6.4 hereof, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term.

Section 6.3. Removal of Officers. Any officer may be removed at any time, either with or without cause, by affirmative vote of a majority of the whole Board of Directors at any regular meeting or at any special meeting called for that purpose.

Section 6.4. Resignations. Any officer may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other date is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

Section 6.5. Officers Holding More Than One Office. Any officer may hold two or more offices so long as the duties of such offices can be consistently performed by the same person.

Section 6.6. The Chairman of the Board. The Chairman of the Board, if any, shall be a member of the Board of Directors. As provided in Section 2.6 hereof, he shall act as chairman at all meetings of the stockholders at which he is present; as provided in Section 3.8 hereof, he shall preside at all meetings of the Board of Directors at which he is present; and as provided in Section 4.4 hereof, in the absence of the Chairman of the Executive Committee and the President, he shall preside at all meetings of the Executive Committee at which he is present. He shall also perform such other duties and shall have such other powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and his powers may be exercised by the President of the Board. In the absence or disability of the Chairman of the Board and the President, the powers of the Chairman of the Board may be exercised by such member of the Board of Directors as may be designated by the Chairman of the Board and, failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the President.

Section 6.7. The President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of the business, property and affairs of the Corporation, shall approve all operating expense and capital expenditure budgets and shall formulate recommendations to the Board of Directors for its action and decision. As provided in Section 4.4 hereof, in the absence of the Chairman of the Executive Committee, he shall preside at all meetings of the Executive Committee at which he is present. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board, including those duties set forth in Sections 2.6, 3.8 and 4.4 hereof, shall be performed and his powers may be exercised by the President. If neither the President nor the Chairman of the Board is available, the duties of the President shall be performed and his powers may be exercised by such member of the Board of Directors as may be designated by the President and, failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the Chairman of the Board.

Section 6.8. The Vice Presidents. The Vice Presidents, including the Executive Vice President, shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.

Section 6.9. The Secretary. The Secretary shall attend to the giving of notice of each meeting of stockholders, the Board of Directors and committees thereof and, as provided in Sections 2.6, 3.8, and 4.4 hereof, shall act as secretary at each meeting of stockholders, directors and the Executive Committee. He shall keep minutes of all proceedings at such meetings as well as of all proceedings at all meetings of such other committees of the Board of Directors as any such committee shall direct him to so keep. The Secretary shall have charge of the corporate seal and he or any officer of the Corporation shall have authority to attest to any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the chairman of any meeting shall perform his duties.

Section 6.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board of Directors or any officer or officers thereunto duly authorized by the Board of Directors shall from time to time direct or approve. In the absence of a Controller, he shall perform all duties appertaining to the office of Controller of the Corporation. He shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board or President shall perform his duties.

Section 6.11. The Controller. The Controller shall prepare and have the care and custody of the books of account of the Corporation. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation. He shall render a statement of his accounts whenever the Board of Directors shall require. He shall generally perform all the duties usually appertaining to the office of controller of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

Section 6.12. Additional Powers and Duties. In addition to the foregoing specifically enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may from time to time determine or as may be assigned to them by any superior officer.

ARTICLE VII

Transactions With Directors and Officers

Section 7.1. Transactions with Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization, in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors may be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the stockholders or the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE VIII

Stock and Transfers of Stock

Section 8.1. Stock Certificates. The Stock of the Corporation shall be represented by certificates signed by two officers of the Corporation, one the Chairman of the Board, the President or a Vice President and the other the Secretary or an Assistant Secretary. Any or all of the signatures may be a facsimile. Such certificates shall be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Certificates representing the Stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 8.2. Restrictive Legend on Certificates. Every certificate representing shares of Stock of the Corporation shall bear the following legend:

" The shares of stock represented hereby have been acquired for investment and not with a view to distribution or resale, have not been registered under the Securities Act of 1933, as amended, and are transferable only in accordance with and upon proof of compliance with the Securities Act of 1933, as amended, and the Rules promulgated thereunder."

Section 8.3. Registration of Transfers of Stock. Registration of a transfer of Stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully authorized in writing, upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

Section 8.4. Lost Certificates. In case any certificate representing Stock shall be lost, stolen or destroyed, the Board of Directors in its discretion or any officer or officers thereunto duly authorized by the Board of Directors may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, in each such case the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation evidence which the Corporation determines in its discretion satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 8.5. Determination of Stockholders of Record for Certain Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty (60) days prior to any such action.

ARTICLE IX

Miscellaneous

Section 9.1. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

Section 9.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 9.3. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents of Corporation and in such manner as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or as may be prescribed by any officer or officers or any officer and agent jointly thereunto duly authorized by the Board of Directors.

Section 9.4. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all person whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which any and all persons who acted as officer or director at the request of the Corporation.

Section 9.5. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation and at such other locations as the Board of Directors may from time to time determine.

Section 9.6. References to Gender. Whenever in the By-Laws reference is made to the masculine gender, such reference shall where the context so requires be deemed to include the feminine gender, and the By-Laws shall be read accordingly.

Section 9.7. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation as the same may from time to time be amended. Whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation as the same may from time to time be amended.

ARTICLE X

Amendments

Section 10.1. Amendments. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the By-Laws may be altered, amended or repealed from time to time by the Board of Directors by affirmative vote of a majority of the whole Board of Directors. The By-Laws may be altered, amended or repealed at any annual or special meeting of stockholders. Notice of such proposed alteration, amendment or repeal setting forth the substance or text thereof shall be included in the notice of any meeting of the Board of Directors or stockholders called to consider any such alteration, amendment or repeal.

* * * * * * * * *

REFERENCE 4.1 SUBSCRIPTION AGREEMENT

INNERSPACE CORPORATION
SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for common shares, by the delivery of a check payable to INNERSPACE CORPORATION subscribes for the purchase of the number of common shares indicated below of INNERSPACE CORPORATION at a purchase of $1.00 per Share as set forth in the prospectus.

By making the payment, the named Investor further acknowledges receipt of the prospectus and the Subscription Agreement, the terms of which govern the investment in the common shares being subscribed for.

A. INVESTMENT: (1) Number of shares __________
(2) Total Contribution ($1.00/share) $___________
Date of Investor's check_____________

B. REGISTRATION:
(3) Registered owner:_____________________________
Co-Owner: ____________________________
(4) Mailing address: _____________________________
City, State & zip: ____________________________
(5) Residence Address (if different from above):
_____________________________
_____________________________
(6) Birth Date: ___________/___________/____________
(7) Employee or Affiliate: Yes__________No___________
(8) Social Security: #:_____________/_____________/__________
U.S. Citizen [ ] Other [ ]

Co-Owner Social Security:
#:_________________/_____________/_______________
U.S. Citizen [ ] Other [ ]

Corporate or Custodial:
Taxpayer ID #: ____________/___________/____________
U.S. Citizen [ ] Other [ ]

(9) Telephone (H) ( ) ______________________

C. OWNERSHIP [ ] Individual Ownership [ ] IRA or Keogh
[ ] Joint Tenants with Rights of Survivorship
[ ] Trust/Date Trust Established_______________
[ ] Pension/Trust (S.E.P.)
[ ] Tenants in Common [ ] Tenants by the Entirety
[ ] Corporate Ownership [ ] Partnership
[ ]Other_____________________

D. SIGNATURES:

Registered Owner:_____________________________
Co-Owner:____________________________________

Print Name of Custodian or Trustee:______________________________________
Authorized Signature:___________________________

Date:_____________________
Witness ______________________________
Signature_____________________________________

MAIL TO:
INNERSPACE CORPORATION
1010 Huntcliff, Suite 1350
Atlanta, Georgia 30350
Telephone (770)-587-6312
Facsimile (770)-518-2428

OFFICE USE ONLY:
Date Received:__________________________________
Date Accepted/Rejected_________________________________________
Subscriber's Check Amount:_______________________
Check No.___________________
Date Check ________________
Deposited________________________________
MR #________________

REFERENCE 5.1 OPINION AND CONSENT OF COUNSEL

Thomas P. McNamara, P.A.
Tampa, Florida

March 28, 2001

Board of Directors
Innerspace Corporation
1010 Huntcliff, Suite 1350
Atlanta, Georgia 30350

Re: Innerspace Corporation
Registration Statement on Form SB-2

Gentlemen:

We have been retained by Innerspace Corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

In connection with the request, we have examined the following:

1. Articles of Incorporation of the Company;

2. Bylaws of the Company;

3. The Registration Statement; and

4. Unanimous consent resolutions of the Company's Board of Directors.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are duly authorized and, when issued in accordance with the terms set forth in the
Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Delaware.

We consent to our name being used in the Registration Statement as having rendered the foregoing opinion .

Sincerely,

Thomas P. McNamara, P.A.

/s/ Thomas P. McNamara, P.A.

REFERENCE 10.1 2001 Stock Option Plan

INNERSPACE CORPORATION

2001 STOCK OPTION PLAN

Article I. Establishment and Purpose

1.1 Establishment. InnerSpace Corporation, a Delaware corporation (the "Company"), hereby establishes a stock option plan for officers, directors, employees and consultants who provide services to the Company, as described herein, which shall be known as the 2001 Stock Option Plan (the "Plan"). It is intended that certain of the options issued under the Plan to employees of the Company shall constitute "Incentive Stock Options" within the meaning of section 422A of the Internal Revenue Code ("Code"), and that other options issued under the Plan shall constitute "Nonstatutory Options" under the Code. The Board of Directors of the Company (the "Board") shall determine which options are to be Incentive Stock Options and which are to be Nonstatutory Options and shall enter into option agreements with recipients accordingly.

1.2 Purpose. The purpose of this Plan is to enhance the Company's stockholder value and financial performance by attracting, retaining and motivating the Company's officers, directors, key employees and consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company's success through stock ownership.

Article II. Definitions

2.1 Definitions. Whenever used herein, the following capitalized terms shall have the meanings set forth below, unless the context clearly requires otherwise.

(a) "Board" means the Board of Directors of the Company.

(b) "Code" means the Internal Revenue Code of 1986, as amended.

(c) "Committee" shall mean the Committee provided for by Article IV hereof.

(d) "Company" means InnerSpace Corporation, a Delaware corporation.

(e) "Consultant" means any person or entity, including an officer or director of the Company who provides services (other than as an Employee)
to the Company and shall include a Nonemployee Director, as defined below.

(f) "Date of Exercise" means the date the Company receives notice, by an
Optionee, of the exercise of an Option pursuant to section 8.1 of the Plan.
Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

(g) "Employee" means any person, including an officer or director of the
Company who is employed by the Company.

(h) "Fair Market Value" means the fair market value of Stock upon which an
Option is granted under this Plan.

(i) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of section 422A of the Code.

(j) "Nonemployee Director" means a member of the Board who is not an employee of the Company at the time an Option is granted hereunder.

(k) "Nonstatutory Option" means an Option granted under the Plan which is not intended to qualify as an Incentive Stock Option within the meaning of section 422A of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422A of the Code applicable to
Incentive Stock Options.

(l) "Option" means the right, granted under the Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

(m) "Optionee" means an Employee or Consultant holding an Option under the
Plan.

(n) "Parent Corporation" shall have the meaning set forth in section 425(e)
of the Code with the Company being treated as the employer corporation for purposes of this definition.

(o) "Significant Shareholder" means an individual who, within the meaning of section 422A(b)(6) of the Code, owns securities possessing more than ten percent of the total combined voting power of all classes of securities of the Company. In determining whether an individual is a Significant
Shareholder, an individual shall be treated as owning securities owned by certain relatives of the individual and certain securities owned by corporations in which the individual is a shareholder; partnerships in which the individual is a partner; and estates or trusts of which the individual is a beneficiary, all as provided in section 425(d) of the Code.

(p) "Stock" means the $0.0001 par value common stock of the Company.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

Article III. Eligibility and Participation

3.1 Eligibility and Participation. All Employees are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options hereunder. All Consultants are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

Article IV. Administration

4.1 Administration. The Board shall be responsible for administering the Plan.

The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

The Plan shall be administered by the Board until the Board establishes a Compensation Committee of the Board (the "Committee") which will be an executive committee of the Board, consisting of not less than three (3) members of the Board, at least two of whom are not executive officers or salaried employees of the Company. The members of the Committee may be directors who are eligible to receive Options under the Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under the Plan, and, by resolution or resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any Stock may be purchased from the Company upon the exercise of Options, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of the Plan.

The Board may from time to time remove members from or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or the Board.

The Board shall have all of the enumerated powers of the Committee but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

4.2 Special Provisions for Grants to Officers or Directors. Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Act") provides that the grant of a stock option to a director or officer of a company subject to the Act will be exempt from the provisions of section 16(b) of the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Board, grants of Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

Article V. Stock Subject to the Plan

5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 400,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

5.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board to reflect such change. The Board's determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares of Stock that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefore upon exercise of the Option.

Article VI. Duration of the Plan

6.1 Duration of the Plan. The Plan shall be in effect until February 28, 2011 unless extended by the Company's shareholders. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period, if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

Article VII. Terms of Stock Options

7.1 Grant of Options. Subject to section 5.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that Consultants may receive only Nonstatutory Options, and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant. The Board also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

In the case of Incentive Stock Options the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporations and any subsidiary corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation.")

Nothing in this Article VII shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established by the preceding paragraph where such excess amount is treated as a Nonstatutory Option.

The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted (including an extension of the terms of such Option) and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

7.2 No Tandem Options. Where an Option granted under the Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422A of the Code.

7.3 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the term (duration) of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

(a) Term. The Option shall be exercisable to purchase Stock for a period of ten years from the date of grant, as evidenced by the execution date of the
Option Agreement.

(b) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the number of shares of Stock subject to the Option specified below, based on the Optionee's number of years of continuous service with the
Company from the date on which the Option is granted. In the case of an
Optionee who is an Employee, continuous service shall mean continuous employment; in the case of an Optionee who is a Consultant, continuous service shall mean the continuous provision of consulting services. In applying said limitations, the amount of shares, if any, previously purchased by the Optionee under the Option shall be counted in determining the amount of shares the Optionee can purchase at any time. The Optionee may exercise his Option in the following amounts:

(i) After one (1) year of continuous services to the Company, the
Optionee may purchase up to 33.3% of the shares of Stock subject to the Option;

(ii) After two (2) years of continuous services to the Company, the
Optionee may purchase up to 66.6% of the shares of Stock subject to the Option;

(iii) After three years of continuous services to the Company, the
Optionee may purchase all shares of Stock subject to the Option.

The Board may specify terms and conditions other than those set forth above, in its discretion.

All Option Agreements shall incorporate the provisions of the Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

7.4 Option Price. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of the Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board and shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

7.5 Term of Options. Each Option shall expire at such time as the Board shall determine, provided, however, that no Option shall be exercisable later than ten years from the date of its grant.

7.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

7.7 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefore has been made. Payment shall be made (i) in cash or certified funds, or (ii) if acceptable to the Board, in Stock or in some other form; provided, however, in the case of an Incentive Stock Option, that said other form of payment does not prevent the Option from qualifying for treatment as an Incentive Stock Option within the meaning of the Code.

Article VIII. Written Notice, Issuance of

Stock Certificates, Stockholder Privileges

8.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

8.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

8.3 Privileges of a Stockholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

Article IX. Termination of Employment or Services

Except as otherwise expressly specified by the Board for Nonstatutory Options, all Options granted under this Plan shall be subject to the following termination provisions:

9.1 Death. If an Optionee's employment in the case of an Employee, or provision of services as a Consultant, in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of Optionee's death.

9.2 Termination Other Than For Cause or Due to Death. In the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three (3) months of the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code section 422A, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

In the case of an Employee, a change of duties or position within the Company, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

9.3 Termination for Cause. In the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, which termination is by the Company for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

Article X. Rights of Optionees

10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company, or upon any Consultant any right to continue to provide services to the Company.

10.2 Nontransferability. Except as otherwise specified by the Board for Nonstatutory Options, Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

Article XI. Optionee-Employee's

Transfer or Leave of Absence

11.1 Optionee-Employee's Transfer or Leave of Absence. For Plan purposes:

(a) A transfer of an Optionee who is an Employee within the Company, or

(b) a leave of absence for such an Optionee (i) which is duly authorized in writing by the Company, and (ii) if the Optionee holds an Incentive Stock
Option, which qualifies under the applicable regulations under the Code which apply in the case of Incentive Stock Options,

shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

Article XII. Amendment, Modification
and Termination of the Plan

12.1 Amendment, Modification, and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

(a) increase the total amount of Stock which may be purchased through
Options granted under the Plan, except as provided in Article V;

(b) change the class of Employees or Consultants eligible to receive
Options;

No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

Article XIII. Acquisition, Merger and Liquidation

13.1 Acquisition. In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share of Stock payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.

13.2 Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

13.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code section 425(a).

Article XIV. Securities Registration

14.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that the Optionee is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, the Optionee will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

Article XV. Tax Withholding

15.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

Article XVI. Indemnification

16.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XVII. Requirements of Law

17.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Georgia.

Article XVIII. Effective Date of Plan

18.1 Effective Date. The Plan shall be effective on February 28, 2001.

Article XIX. Compliance with Code

19.1 Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as Incentive Stock Options under Code section 422A. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as Incentive Stock Options under the Code.

Article XX. No Obligation to Exercise Option

20.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

Dated February 14, 2001.

InnerSpace Corporation

By: /s/ Alfred Arberman

Alfred Arberman, Director

INNERSPACE CORPORATION

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE 2001 STOCK OPTION PLAN

Between:

InnerSpace Corporation (the "Company")and___________________________ (the "Employee"), dated ___________.

The Company hereby grants to the Employee an option (the "Option") to purchase __________ shares of the Company's $0.0001 par value common stock ("Stock") under the InnerSpace Corporation 2001 Stock Option Plan (the "Plan") upon the following terms and conditions:

1. Purchase Price. The purchase price of the Stock shall be _____ per share, which is not less than the fair market value of the Stock on the date of this Agreement.

2. Incentive Stock Option. The Option shall be an Incentive Stock Option, as defined in the Plan.

3. Period of Exercise. The Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Employee is actively employed by the Company and as provided in Section 6, dealing with termination of employment.

The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Employee's number of years of continuous employment with the Company from the date hereof. In applying the following limitations, the amount of shares, if any, previously purchased by Employee shall be counted in determining the amount of shares the Employee can purchase at any time in accordance with said limitations. The Employee may exercise the Option in the following amounts and in accordance with the conditions set forth in paragraph 7.3 of the Plan:

(i) After one (1) year of continuous services to the Company, the
Employee may purchase up to 33.3% of the shares of Stock subject to the Option;

(ii) After two (2) years of continuous services to the Company, the
Employee may purchase up to 66.6% of the shares of Stock subject to the Option;

(iii) After three years of continuous services to the Company, the
Employee may purchase all shares of Stock subject to the Option.

This Option may not be exercised for less than fifty shares at any time unless the number of shares purchased is the total number purchasable at the time under the Option.

Where the Employee holds (whether under this Option alone or under this Option in conjunction with other incentive stock options) incentive stock options upon shares of the Company's common stock having an aggregate fair market value (determined at the time of grant of each option) exceeding $100,000, the $100,000 Limitation set forth in Section 4 below may impose additional limitations upon the exercisability of this Option and any other incentive stock options granted to the Employee. Such limitations are in addition to, and not in lieu of, the limitations set forth in this Section 3.

4. $100,000 Limitation. Notwithstanding anything to the contrary contained herein, the total fair market value (determined as of the date of grant of an option) of shares of stock with respect to which this Option (and any other incentive stock options granted by the Company) shall become exercisable for the first time during any calendar year shall not exceed $100,000. (Hereinafter this limitation is sometimes referred to as the "$100,000 Limitation.") If in any calendar year shares of stock having a fair market value of more than $100,000 first would become exercisable, but for the limitations of this section, this Option shall be exercisable in such calendar year only for shares having a fair market value not exceeding $100,000. (Hereinafter, shares with respect to which this Option is not exercisable in a calendar year due to the $100,000 Limitation are referred to as "Excess Shares.")

This Option shall become exercisable with respect to Excess Shares from a calendar year in the next succeeding calendar year (subject to any other restrictions on exercise which may be contained herein), provided that the $100,000 limitation shall also be applied to such succeeding calendar year. Subject to the term of this Option, such carryovers of Excess Shares shall be made to succeeding calendar years, including carryovers of any Excess Shares from previous calendar years, without limitation.

If as of the date of this Agreement the Employee already holds incentive stock options granted by the Company (hereinafter any such incentive stock options are referred to as "Prior Options"), and the fair market value (determined as the date of grant of each option) of the shares subject to this Option and the Prior Options held by the Employee is such that the $100,000 Limitation must be imposed, the $100,000 Limitation shall be applied as follows unless a special provision is made on Exhibit A attached hereto. If no special provision is made on Exhibit A, the $100,000 Limitation shall be applied by giving priority to options which first become exercisable during a calendar year under the Prior Options. Thus, in applying the $100,000 Limitation under this Option, the fair market value (determined as of the date of grant) of the shares of stock with respect to which options first become exercisable under the Prior Options during the calendar year shall first be determined. Only the balance remaining for the calendar year of the $100,000 Limitation, if any, may be exercisable under this Option for the calendar year, with any excess to be carried over as provided in the preceding paragraph, but with such carryover also to be subject to the provisions of this paragraph.

Employee acknowledges that it is possible that he or she may be granted incentive stock options by the Company after the date of this Agreement. (Hereinafter such options are referred to as "Subsequent Options.") If the exercise price of a Subsequent Option is less than the exercise price of this Option, and if permitted under the regulations and decisions applicable to the $100,000 Limitation, Employee agrees that the Company may reduce the number of shares of stock for which this Option is exercisable in specified calendar years, so that all or part of the $100,000 limitation for said calendar years may be applied to such Subsequent Option, permitting earlier exercise of such Subsequent Option than would otherwise be possible. Where such reductions are made, Employee agrees to enter into any appropriate documentation to implement such reductions.

Employee further acknowledges that, as provided in the Plan, in certain circumstances connected with a dissolution or liquidation of the Company, or a merger, consolidation or other form of reorganization in which the Company is not the surviving corporation, the imposition of the $100,000 Limitation may result in the termination of all or part of this Option or other incentive stock options.

5. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by him or her.

6. Termination of Employment. In the event that employment of the Employee with the Company is terminated, the Option may be exercised (to the extent exercisable at the date of his termination) by the Employee within three months after the date of termination; provided, however, that:

(a) If the Employee's employment is terminated because he is disabled within the meaning of Internal Revenue Code section 422A, the Employee shall have one year rather than three months to exercise the Option (to the extent exercisable at the date of his termination).

(b) If the Employee dies, the Option may be exercised (to the extent exercisable by the Employee at the date of his death) by his legal representative or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Employee, but the Option must be exercised within one year after the date of the
Employee's death.

(c) If the Employee's employment is terminated for cause, this Option shall terminate immediately.

(d) In no event (including death of the Employee) may this Option be exercised more than ten years from the date hereof.

7. No Guarantee of Employment. This Agreement shall in no way restrict the right of the Company to terminate Employee's employment at any time.

8. Investment Representation; Legend. The Employee (and any other purchaser under paragraphs 6(a) or 6(b) hereof) represents and agrees that all shares of Stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to the Stock.

9. Method of Exercise. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the Stock to be issued, and in the event of an exercise under the terms of paragraphs 6(a) or 6(b) hereof, appropriate proof of the right to exercise the Option. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Employee (or other purchaser under paragraph 6 hereof) as soon as practicable after receipt of the notice.

10. Withholding. In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Employee, or may require Employee to remit to the Company an amount equal to such appropriate amounts.

11. Incorporation of Plan. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

InnerSpace Corporation

By:

President

ACCEPTED:

By:

Employee

INNERSPACE CORPORATION

NON-STATUTORY STOCK OPTION AGREEMENT
UNDER THE 2001 STOCK OPTION PLAN

Between:

InnerSpace Corporation. (the "Company") and______________________________ (the "Consultant") dated ____________________________.

The Company hereby grants to the Consultant an option (the "Option") to purchase __________ shares of the Company's common stock under the InnerSpace Corporation 2001 Stock Option Plan (the "Plan") upon the following terms and conditions:

1. Purchase Price. The purchase price of the Stock shall be __________ per share, which is not less than the fair market value of the Stock on the date of this Agreement.

2. Non-Statutory Option. The Option shall be a Non-Statutory Option, as defined in the Plan.

3. Period of Exercise. The Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Consultant is actively providing consulting services to the Company and as provided in Section 5, dealing with termination of services.

4. The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Consultant's number of years of continuous services with the Company from the date hereof. In applying the following limitations, the amount of shares, if any, previously purchased by Consultant shall be counted in determining the amount of shares the Consultant can purchase at any time in accordance with said limitations. The Consultant may exercise the Option in the following amounts and in accordance with the conditions set forth in paragraph 7.3 of the Plan:

(1) After one (1) year of continuous services to the Company, the
Consultant may purchase up to 33.3% of the shares of Stock subject to the
Option;

(2) After two (2) years of continuous services to the Company, the
Consultant may purchase up to 66.6% of the shares of Stock subject to the
Option;

(3) After three years of continuous services to the Company, the Consultant may purchase all shares of Stock subject to the Option.

In the event the Consultant's services with the Company are terminated due to Consultant's disability or death as described in paragraphs 5(a) and 5(b), the foregoing vesting schedule shall be accelerated and the Option shall upon such disability or death become exercisable in whole or in part, but it shall not be exercisable after the expiration of four (4) years from the date hereof. This Option may not be exercised for less than fifty shares at any time unless the number of shares purchased is the total number purchasable at the time under the Option.

5. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Consultant only by him.

6. Termination of Services. In the event of a termination in the providing of consulting services by Consultant, including serving as a Non-employee Director as defined in the Plan, to the Company, the Option may be exercised (to the extent exercisable at the date of his termination) by the Consultant within three months after the date of such termination; provided, however, that:

(a) If the Consultant's consulting relationship is terminated because he is disabled within the meaning of Internal Revenue Code section 422A, the
Consultant shall have one year rather than three months to exercise the
Option (to the extent exercisable at the date of his termination).

(b) If the Consultant dies, the Option may be exercised (to the extent exercisable by the Consultant at the date of his death) by his legal representative or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the
Consultant, but the Option must be exercised within one year after the date of the Consultant's death.

(c) If the Consultant's consulting relationship is terminated for cause, this Option shall terminate immediately.

(d) In no event (including death of the Consultant) may this Option be exercised more than ten years from the date hereof.

7 No Guarantee of Services. This Agreement shall in no way restrict the right of the Company or any Subsidiary Corporation to terminate Consultant's consulting relationship at any time.

8 Investment Representation; Legend. The Consultant (and any other purchaser under paragraphs 5(a) or 5(b) hereof) represents and agrees that all shares of Stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to the Stock.

9 Method of Exercise. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the Stock to be issued, and in the event of an exercise under the terms of paragraphs 5(a) or 5(b) hereof, appropriate proof of the right to exercise the Option. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Consultant (or other purchaser under paragraph 5 hereof) as soon as practicable after receipt of the notice.

10 Incorporation of Plan. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

INNERSPACE CORPORATION

By:

President

ACCEPTED:

By:

Consultant

INNERSPACE CORPORATION

NOTICE OF EXERCISE OF STOCK OPTION ISSUED
UNDER THE 2001 STOCK OPTION PLAN

To: Compensation Committee
InnerSpace Corporation
1010 Huntcliff, Suite 1350
Atlanta, Georgia 30350

I hereby exercise my Option dated __________ to purchase __________ shares of no par value common stock of the Company at the option exercise price of $_______per share. Enclosed is a certified or cashier's check in the total amount of $______, or payment in such other form as the Company has specified.

I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to such shares.

I request that my shares be issued in my name as follows:

(Print your name in the form in which you
wish to have the shares registered)

(Social Security Number)

(Street and Number)

(City) (State) (Zip Code)

Dated: , 20__. Signature:

REFERENCE 10.2 SYNERMEDICS, INC. LICENSING AGREEMENT

LICENSE AGREEMENT

This LICENSE AGREEMENT is made as of the 28th day of February, 2001 between SYNERMEDICS, INC., a Georgia corporation (the “Licensor”), and InnerSpace Corporation, a Delaware corporation ("Licensee").

The Effective Date is February 28, 2001.

WHEREAS Licensor owns the Licensed Program and Licensed Technical Information (each as defined below) and patents, copyrights and other proprietary rights relating thereto; and

WHEREAS Licensee desires to obtain from Licensor a nonexclusive license to use the Licensed Program and Licensed Technical Information, subject to the terms, conditions and provisions hereinafter set forth;

NOW, THERFORE in consideration of the premises and of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, shall have the following meanings:

"AFFILIATE" means, when used with references to Licensee, any Person directly or indirectly controlling, controlled by or under common control with Licensee. For purposes of this Agreement, 'control' means the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or the right to receive over 50 % of the profits or earnings of a Person, or the right to control the policy decisions of a Person.

"BANKRUPTCY EVENT" means the Person in question becomes insolvent, or voluntary or involuntary proceedings by or against such Person are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such Person, or proceedings are instituted by or against such Person for corporate reorganization or the dissolution of any such Person, which proceeding, if involuntary, shall not have been dismissed within ninety (90) days after the date of filing, or such Person makes an assignment for the benefit of creditors, or substantially all of the assets of such Person are seized or attached and not released within sixty (60) days thereafter.

"CALENDAR QUARTER"' means each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1.

"CONFIDENTIAL INFORMATION" means and includes (i) the source code and object code of the Licensed Program and the related Documentation, (ii) the Licensed Technical Information; (iii) any other information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, (iv) information that is furnished orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing after such disclosure, and (v) any other information or material in tangible form from which the party that releases, exchanges, or discloses Confidential Information derives economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. .

"CUSTOMER" means any Person who has executed a valid End User Agreement or any other form of sublicense agreement approved by Licensor relating to the license set forth herein.

"DOCUMENTATION" means the explanatory and instructive materials in hard copy, including manuals and other printed or visually perceptible materials that describe the use, function or operation of a computer software program.

"END USER AGREEMENT" means an agreement between Licensee and a Person granting the right to use or benefit from any of the rights granted hereinunder.

"FEES" shall mean, cumulatively, Service Fees and Sublicense Fees. Licensee shall establish; (i) stand-alone Sublicense Fees and (ii) Service Fees for use of the Licensed Work. If Licensee charges a customer Service Fees for a package of services, only some of which involves use of the Licensed Program, and no volume or other customer discount is provided, then the portion of Licensee's revenues representing Fees shall not be less than the separate prices or Fees charged by Licensee on a stand-alone basis for services using the Licensed Work. If Licensee charges a customer Service Fees on such a package of services and a volume or other discount is provided, then the discount related to use of the Licensed Work shall be no greater than the discount related to other services provided by Licensee. Licensor acknowledges that Licensee may have to negotiate Sublicense Fee discounts from its published fees in the usual course of doing business. Licensee shall be permitted to deduct qualifying costs directly attributable to the sublicensing of the Licensed Work, which are actually identified on the invoice and borne by Licensee, or the provision of services using the Licensed Work, which are actually identified on the invoice and borne by Licensee or its sublicensee.

Such qualifying costs shall be limited to the following:

(i) Discounts, in amounts customary in the trade, for quantity purchases, prompt payments and for wholesalers and distributors;

(ii) Credits or refunds, not exceeding the original invoice amount, for claims or returns.

(iii) Prepaid transportation insurance amounts;

(iv) Prepaid outbound transportation expenses; and

(v) Sales and use taxes, imposed by a government agency upon Licensee.

"LICENSED PROGRAM" means the software program in source code, object code, or any other form described in patent registrations, applications for patent registrations, copyright registrations and applications for copyright registration, together with (i) Modifications thereto, (ii) all Documentation, and (iii) all derivative works based on the foregoing.

"LICENSED TECHNICAL INFORMATION" means the underlying proprietary analytic routines related to the Licensed Program.

"LICENSED WORK" means the Licensed Program and Licensed Technical Information, and any portion or Modification thereof, as well as all United States and foreign Patents and Copyrights.

"MODIFICATION" of work means any and all changes including improvements, enhancements, corrections, revisions to the work or any portion thereof, and any derivative of or work substantially similar to any of the foregoing, made by Licensor or the Licensee.

"NET SERVICE BUREAU ACCESS FEES” means (i) total Fees paid to Licensee for Licensed Work, minus (ii) unreimbursed, out-of-pocket costs of Licensee directly attributable to the establishment and maintenance of the service bureau (excluding Licensee’s general and administrative costs as determined in accordance with GAAP).

"PERSON" or "PERSONS" means any corporation, partnership, joint venture or natural person.

"SALE" as applied to the Licensed Work means a genuine BONA FIDE transaction for which consideration is received or expected for the use, lease, sublicense, transfer or any other disposition of the Licensed Work. A Sale of the Licensed Work shall be deemed completed at the time Licensee or its sublicensee invoices, ships, or receives payment for such Licensed Work, whichever occurs first.

"SERVICE FEES" means gross consideration actually received by Licensee as a fee for Use of the Licensed Work.

"SUBLICENSE FEES" means gross consideration actually received by Licensee (i) as a fee for sublicensing the Licensed Work in object code form to any third party or (ii) as royalties under the terms of any such sublicense agreement.

ARTICLE II
GRANT OF LICENSE

  GRANT OF LICENSE. Subject to the terms and conditions contained in this Agreement, Licensor hereby grants to Licensee for the term of this Agreement a royalty-bearing, worldwide, nonexclusive license, with a right to sublicense to:

(a) make copies of, to make derivative works of, and to use the Licensed Work,

(b) distribute the Licensed Work;

(c) sublicense the Licensed Work to customers of Licensee who have first executed an End User Agreement. Licensee shall use best efforts to include all of the provisions found in the End User Agreement that forms Exhibit A hereto in all sublicense agreements, where such efforts must result in an agreement that is at least substantially similar to the End User Agreement identified in Exhibit A.

2.2 RESERVATION OF RIGHTS. Licensor reserves the right to make copies of, to make derivative works of and to use the Licensed Work for any purpose whatsoever, including any commercial application. Licensor also reserves the right to grant the same rights to any other Person, whether for itself or another party.

2.3 NO RIGHTS BY IMPLICATION. No rights or licenses with respect to the Licensed Work are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

2.4 FEDERAL GOVERNMENT INTEREST. Licensee acknowledges that the United States Government may retain certain rights in inventions funded in whole or in part under any contract, grant or similar agreement with a Federal agency under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. Section 200-212, and any regulation issued thereunder, as such statute or regulations may be amended from time to time hereafter. The license to the Licensed Work granted under this Article II is expressly subject to all such rights.

ARTICLE III
COMPENSATION

3.1 ROYALTIES.

(a) In consideration for the license granted by this Agreement, Licensee shall pay Licensor royalties as follows on all Sales of the Licensed Work and all subsequent Modifications developed exclusively by Licensor.

(i) For Licensed Work which Licensee makes available to End Users as hosted applications through the operation of a service bureau, ten percent (10%) of the Net Service Bureau Access Fees derived therefrom;

(ii) For Licensed Work which Licensee makes available to End Users as standalone applications, ten percent (10%) of the Fees derived therefrom.
(iii) plus 312,800 common shares valued at $31,280 due upon signing of this agreement.

(b) In the event that Licensor and Licensee jointly develop a Modification, Licensee shall pay a royalty to Licensor based upon the relative contributions of the two parties, such contributions to be mutually agreed upon.

3.2 SALES TO FEDERAL GOVERNMENT. To the extent required by any existing Federal Government Interest, a sublicense to the United States Government shall not be subject to any Royalty.

3.3 PAYMENTS. Royalties payable under Section 3.1 hereof shall be paid within forty-five (45) days following the last day of the Calendar quarter in which the royalties accrue. The final payment shall be made within thirty (30) days after termination of this Agreement. Royalties shall be deemed paid as of the day on which they are received at the account designated pursuant to Section 3.4 Royalties that are not paid when due shall be subject to interest in accordance with Section 3.7 hereof.

3.5 REPORTS. Licensee shall deliver to Licensor within forty-five (45) days after the end of each Calendar Quarter a report, certified by the chief financial officer of Licensee, setting forth in reasonable detail the calculation of the earned royalties and Minimum Advance Royalties available for credit payable to Licensor for such Calendar Quarter.

3.6 CURRENCY, PLACE OF PAYMENT, INTEREST.

(a) CURRENCY; PLACE OF PAYMENT. All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments of Royalties and other amounts to Licensor under this Agreement shall be made in United States dollars (or other legal currency of the United States) by check payable to "Synermedics, Inc.".

(b) INTEREST. Amounts that are not paid when due shall accrue interest from the due date until paid, at a rate equal to the prime rate plus two percent (2%) with a maximum cap of eighteen percent (18%). Licensor may treat unpaid payments as a breach of this Agreement notwithstanding the payment of interest.

3.7 RECORDS. Licensee will maintain complete and accurate books and records that enable the royalties payable hereunder to be verified. The records for each calendar quarter shall be maintained for five years after the submission of each report under Section 3.6 hereof. Upon reasonable prior notice to Licensee, Licensor and its accountant shall have access to the relevant books and records of Licensee necessary to conduct a review or audit thereof. Such limited access shall be available not more than twice each calendar year, during normal business hours, and for three years after the expiration or termination of this Agreement. If Licensor determines that Licensee has underpaid royalties by ten percent (10%) or more, Licensee will immediately pay to Licensor such amount plus interest as set forth above in addition to the documented costs and expenses of Licensor's accountant in connection with its review or audit. If an overpayment is determined to exist, Licensor shall refund any monies overpaid by Licensee back to Licensee.

ARTICLE IV
USE OF LICENSED PROGRAM

4.1 MAINTENANCE. Licensee acknowledges and agrees that the Licensor shall be under no obligation to Licensee to install, maintain, support, modify or enhance the Licensed Program, all such obligations being the responsibility of Licensee.

4.2 Copy Limitations. Licensee shall be entitled to receive from Licensor one copy of the Licensed Program and related Documentation, and the Licensed Technical Information. Licensee shall keep a record of the location of each and every copy of the Licensed Program that it makes and shall maintain such copies in locations consistent with Licensee's confidentiality obligations as set forth in Article V hereof. Licensee shall reproduce without alteration any disclaimers, legends and proprietary rights notices on all copies of the Licensed Program and related Documentation and the Licensed Technical Information.

4.3 MODIFICATION OF LICENSED WORK.

(a) Licensee shall have the right to make Modifications of the Licensed Work, including derivatives, provided that such Modifications, and all patents, copyrights and trademarks relating thereto, shall remain the property of the Licensor from the moment of their creation, subject to the Licensee's license rights hereunder. Licensee shall provide one copy of any Modification of the Licensed Work to Licensor promptly upon request. Licensee shall obtain from each and every individual or entity who makes a Modification of the Licensed Work an assignment of all rights to Licensor, including but not limited to copyright, whether or not such contribution may be a "work made for hire." Prior to the commencement of work by such individuals or entities, Licensee shall have each individual or entity sign a document in reasonable form acknowledging that all rights in their respective contributions will be assigned to Licensor whether or not such contributions are works made for hire.

(b) Licensor may from time to time release Modifications developed by Licensor, subject to the Licensee's license rights hereunder. Licensor will provide one copy of such Modifications to Licensee. The parties shall reflect the incorporation into the Licensed Work of any Modification developed by Licensor in the royalty schedule for the Licensed Work after good faith negotiations. Notwithstanding, Licensee acknowledges and agrees that the Licensor shall have no obligation to make Modifications of the Licensed Work.

ARTICLE V
CONFIDENTIALITY

5.1 CONFIDENTIALITY.

(a) NONDISCLOSURE. Licensee shall maintain in confidence and shall not disclose to any third Party (except an authorized sublicensee) the Confidential Information received pursuant to this, without the prior written consent of Licensor. The foregoing obligation shall not apply to:

(i) information that is known to Licensee or independently developed by Licensee prior to the time of disclosure, to the extent evidenced by written records promptly disclosed to Licensor upon receipt of the Confidential Information. This exception shall not apply to information learned by Licensee from any employee or contractor who was previously engaged by, or a student of, Licensor, with responsibility for the development or use of the Licensed Work;

(ii) information disclosed to Licensee by a third party that has a right to make such disclosure;

(iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by the Licensor or by a third person who has the right to make such disclosure; or

(iv) information that is required to be disclosed by order of any governmental authority or a court of competent jurisdiction; provided that Licensee shall notify the Licensor if it believes such disclosure is required and shall use its best efforts to obtain confidential treatment of such information by the agency or court.

(b) USE OF CONFIDENTIAL INFORMATION. Licensee shall ensure that all of its employees and contractors having access to the Confidential Information of Licensor are obligated in writing to abide by Licensee's obligations hereunder. Licensee shall use the Confidential Information only for the purposes contemplated under this Agreement.

(c) NO OBLIGATION BY LICENSOR. Licensor shall not be obligated to accept any Confidential Information of the Licensee. If Licensee desires to furnish any of Licensee's Confidential Information to any Licensor personnel, Licensee may request such individual to sign a confidentiality agreement with Licensee in form and substance satisfactory to Licensor, as attached hereto in Exhibit B. The Licensor bears no institutional responsibility for maintaining the confidentiality of any Confidential Information of Licensee.

(d) COPYRIGHT NOTICE. The placement of a copyright notice by Licensor on the Licensed Work, or any portion thereof, shall not be construed to mean that the program or information has been published. Such placement will not release Licensee from its obligations of confidentiality hereunder.

5.2 INJUNCTIVE RELIEF. Because damages at law will be an inadequate remedy for breach of any of the covenants, promises and agreements contained in this Article V hereof, Licensor shall be entitled to injunctive relief in any state or federal court located within Fulton County, Georgia including specific performance or an order enjoining the breaching party from any threatened or actual breach of such covenants, promises or agreements. Licensee hereby waives any objection it may have to the personal jurisdiction or venue of any such court with respect to any such action. The rights set forth in this Section shall be in addition to any other rights that Licensor may have at law or in equity.

ARTICLE VI

WARRANTIES AND REPRESENTATIONS

6.1 REPRESENTATIONS AND WARRANTIES OF LICENSOR. The Licensor represents and warrants to Licensee that this Agreement, when executed and delivered by Licensor, will be the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms. Licensor also represents to Licensee that Licensor has not received any written notice that the Licensed Work infringes the proprietary rights of any third party. These representations are to the knowledge of Licensor but Licensor has made no independent investigation of the matters that are subject to these representations.

6.2 REPRESENTATION AND WARRANTIES OF LICENSEE. Licensee represents and warrants to Licensor as follows:

(a) is a good corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

(b) This Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms; and

(c) The execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensee, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensee, or (iii) any provision of any agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority.

ARTICLE VII
LIMITATION ON LIABILITY AND INDEMNIFICATION

7.1 NO WARRANTIES; LIMITATION ON LIABILITY. EXCEPT AS EXPLICITLY SET FORTH IN SECTION 6.1 HEREOF, THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION IS PROVIDED ON AN "AS IS" BASIS AND LICENSOR MAKES NO REPRESENTATIONS OR WARRANTEES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, THE LICENSOR MAKES NO REPRESENTATIONS OR WARRANTEES (i) OF COMMERCIAL UTILITY, (ii) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (iii) THAT THE USE OF THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, LICENSOR DISCLAIMS ANY WARRANTY THAT THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION IS FREE FROM THE RIGHTFUL CLAIMS OF ANY THIRD PARTY. LICENSOR SHALL NOT BE LIABLE TO LICENSEE, LICENSEE'S SUCCESSORS OR ASSIGNS, OR ANY OTHER THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM THE USE OF INFORMATION IN CONNECTION WITH THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION SUPPLIED HEREUNDER OR THE USE OR LICENSE OF THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION OR ANY OTHER MATERIAL OR ITEM DERIVED THEREFROM. LICENSOR SHALL NOT BE LIABLE TO LICENSEE, OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCURRED BY LICENSEE OR ANY OTHER PERSON WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

7.2 LICENSEE INDEMNIFICATION. Licensee will indemnify and hold harmless Licensor, its, officers, agents and employees (collectively, the "Indemnified Parties"), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties (including reasonable attorney's fees) (individually, a "Liability" and collectively, the "Liabilities") which results from or arises out of (a) the use of the Licensed Work by Licensee, its Affiliates, assignees, vendors or other third parties; (b) breach by Licensee of any covenant or agreement contained in this Agreement; and (c) the successful enforcement by an indemnified Party of its right under this Section 7.2. The indemnification obligation under clause (a) shall be mitigated by the sole negligence of the Indemnified Party. Without limiting the foregoing, Licensee will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

(a) Any claim of any kind related to the use by a third party of the Licensed Work by Licensee, its Affiliates, assignees, or other third parties; and

(b) claim by a third party that the Licensed work infringes or violates any patent, copyright, trademark or other intellectual property rights of such third party.

7.3 PROCEDURES. The Indemnified Party shall promptly notify Licensee of any claim or action giving rise to a Liability that is subject to the provisions of Section 7.2. Licensee shall have the right to defend any such claim or action, at its cost and expense. Licensee shall not settle or compromise any such claim or action in a manner that imposes any restrictions or obligations on Licensor or grants any rights to the Licensed Work, without Licensor's written consent, which consent shall not be unreasonably withheld. If Licensee fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, Licensor may assume the defense of such claim or action for the account and at the risk of Licensee, and any Liability related thereto shall be conclusively deemed a liability of Licensee. Licensee shall pay promptly to the Indemnified Party any Liabilities to which the foregoing indemnify relates, as incurred. The indemnification rights of Licensor or other indemnified Party contained herein are in addition to all other rights which such indemnified Party may have at law or in equity or otherwise.

7.4 LIABILITY INSURANCE. By not later than January 1, 2002 and during the remaining Term of this Agreement, Licensee shall maintain general liability and product liability, insurance in amounts not less than $1,000,000 per incident and $1,000,000 in the aggregate, issued by an insurance company rated AA or better and naming Licensor as an additional insured. The minimum insurance amounts specified herein shall not be deemed a limitation on Licensee's indemnification liability under this Agreement. Licensee shall provide Licensor with copies of the endorsements to such policies, upon request of Licensor. Licensee shall notify the Licensor at least thirty (30) days prior to cancellation of any such coverage.

ARTICLE VIII
PROPRIETARY RIGHTS AND INFRINGEMENT

8.1 PROPRIETARY RIGHTS PROTECTION.

(a) LICENSOR CONTROL. Licensor shall be responsible for and shall control the preparation, prosecution and maintenance of all copyrights and patent rights pertaining to the Licensed Work. Upon Licensor’s request, Licensee shall reimburse Licensor for all documented expenses (including legal fees, filing and maintenance fees or other governmental charges) incurred in connection with the filing, prosecution and maintenance of any such rights.

(b) LICENSEE OBLIGATIONS. Licensee and Licensor shall mutually determine the countries where copyrights and patents pertaining to the Licensed Work will be prosecuted and maintained. If Licensee declines to pay for such prosecution and maintenance costs in any jurisdiction, Licensor may do so at its cost and expense but such rights shall be excluded from the definition of Licensed Work.

(c) LICENSEE PROSECUTION. If Licensor elects not file, prosecute or maintain any copyright to the Licensed Work, it shall notify Licensee at least sixty (60) days prior to taking, or not taking, any action which would result in abandonment, withdrawal, or lapse of such right. Licensee shall then have the right to file, prosecute or maintain the right at its own expense.

(d) COOPERATION. Each party shall cooperate with the other party to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all rights referred to in this Section 8. 1.

8.2 OWNERSHIP. Licensee acknowledges that all right, title and interest in and to the Licensed Work and any copyrights, patents, trademarks and other protection related thereto is and shall remain in Licensor, regardless of which party prepares prosecutes or maintains the foregoing, subject to the express license granted to Licensee under Article II hereof.

8.3 INFRINGEMENT BY THIRD PARTY.

(a) LICENSEE'S OBLIGATIONS. Each party will promptly notify the other party of any infringement or possible infringement of rights relating to the Licensed Work. Licensee shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, Licensor shall cooperate with Licensee, at Licensee's expense. Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on Licensor or grants any rights to the Licensed Work, without Licensor's written consent.

(b) LICENSOR'S RIGHTS. If Licensee fails to prosecute such infringement within ninety (90) days after receiving notice thereof, Licensor shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, Licensee shall cooperate with Licensor, at Licensor's expense.

(c) RECOVERY DISTRIBUTION. Any recovery obtained by the prosecuting party as a result of such proceeding, by settlement or otherwise, shall be applied first to the prosecuting party, in an amount equal to its costs and expenses of the litigation, with the remainder to be paid to the Licensee, subject to the earned royalties due to Licensor under Article 3 hereof.

ARTICLE IX
TERM AND TERMINATION

9.1 TERM. This Agreement and the licenses granted herein shall commence on the Effective Date and shall continue, subject to earlier termination under Sections 9.2 or 9.3 hereof, for a period of thirty (30) years thereafter.

9.2 TERMINATION BY LICENSOR.

(a) EVENTS OF DEFAULT. Upon the occurrence of any of the events set forth below ("Events of Default"), Licensor shall have the right to terminate this Agreement by giving written notice of termination, such termination being effective with the giving of such notice:

(i) Nonpayment of any amount payable to Licensor that is continuing then (10) calendar days after the Licensor gives Licensee written notice of such nonpayment;

(ii) breach by Licensee of any covenant (other than a payment breach referred to in clause (i) above) or any representation or warranty contained in this Agreement that is continuing sixty (60) calendar days after Licensor gives Licensee written notice of such breach; provided that if Licensee, using its best efforts, cannot cure such breach within the flat sixty (60) days, the cure period shall be extended by an additional sixty (60) calendar days, the total cure period not to exceed one hundred twenty (120) days.

(iii) Licensee fails to comply with the terms of the license granted under Article II hereof and such noncompliance is continuing thirty (30) calendar days after Licensor gives Licensee notice of such noncompliance;

(iv) Licensee becomes subject to a Bankruptcy Event;

(v) the dissolution or cessation of operations by Licensee;

(vi) Licensee has failed to receive any fees for use or sublicensing of the Licensed Program by January 1, 2003.

(b) NO WAIVER. No exercise by Licensor of any right of termination shall constitute a waiver of any right of Licensor for recovery of any monies then due to it hereunder or any other right or remedy Licensor may have at law or under this Agreement.

(c) Sublicenses. Any sublicense(s) in effect at the time of such termination by Licensor will be assigned to Licensor and will remain in fun force and effect so long as (1) Licensor is in full compliance with the term and conditions of any such sublicense(s), and (2) such sublicense(s) are consistent with the terms of this AGREEMENT, and (3) Licensor has no obligation to provide any support, maintenance or other service to sublicensee. The assignment will occur automatically upon the request of Licensee, notwithstanding the provision of Section 9.5.

9.3 TERMINATION BY LICENSEE. Licensee shall have the right terminate this Agreement, at any time only with cause, upon (90) days written notice to Licensor.

9.4 RIGHTS AND DUTIES UPON TERMINATION. Within thirty (30) days after termination of this Agreement, each party shall return to the other party any Confidential Information of the other Party. Licensee also shall return all copies of the Licensed Program in its possession that are embodied in physical form to Licensor promptly upon the termination of this Agreement.

9.5 SUBLICENSES. Any sublicenses granted by Licensee under this Agreement may survive termination of this Agreement in accordance with the terms of such sublicense if so requested by Licensor, in which event the sublicense shall be assigned to Licensor.

9.6 PROVISIONS SURVIVING TERMINATION. Licensee's obligation to pay Royalties accrued but unpaid prior to termination of this Agreement shall survive such termination. In addition, Sections 3.7, 3.8, 4.1, 8.2 and this 9.6 and Articles V, VI and VII and any other provisions required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

ARTICLE X
ADDITIONAL PROVISIONS

10.1 ASSIGNMENT. This Agreement and the rights and duties appertaining thereto may not be assigned by the Licensee, directly or indirectly except to an Affiliate of Licensee wherein Licensee guarantees performance of assignee or in the case of merger, acquisition or operation of law, without first obtaining the written consent of Licensor (which consent shall not be unreasonably withheld). Any such purported assignment, without the written consent of Licensor, shall be null and of no effect. No assignment shall relieve Licensee of responsibility for the performance of any obligations that have accrued prior to such assignment.

10.2 NO WAIVER. A waiver by either party of a breach or violation of any provision of this Agreement must be in writing in order to be effective. No waiver will constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

10.3 INDEPENDENT CONTRACTOR. Nothing herein shall be deemed to establish a relationship of principal and agent between Licensor and Licensee,

nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting Licensor and Licensee as partners, or as creating any other form of legal association or arrangement that could impose liability upon one party for the act or failure to act of the other party.

10.4 NOTICES. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed as follows:

(a) if to Licensor, to:

SynerMedics, Inc.
8351 Roswell Road
Suite 339
Atlanta, Georgia 30350
Attention: Chief Executive Officer

(b) if to Licensee, to:

InnerSpace Corporation
1010 Huntcliff
Suite 1350
Atlanta, Georgia 30350
Attention: Chief Executive Officer

or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Section.

10.5 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

10.6 SEVERABILITY. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

10.7 HEADINGS. Any headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

10.8 NO THIRD PARTY BENEFITS. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

10.9 GOVERNING LAW. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Georgia, without giving effect to conflict of law provisions.

10.10 COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

INTENDING TO BE BOUND, the parties hereto execute this Agreement through their authorized representatives.

SYNERMEDICS, INC. By:__________________________________ Chief Executive Officer
INNERSPACE CORPORATION By:__________________________________ Chief Executive Officer

EXHIBIT A
END USER AGREEMENT

PLEASE READ THIS DOCUMENT CAREFULLY. THIS IS A LEGAL AGREEMENT BETWEEN SUB-LICENSEE ("YOU"), THE END USER, AND INNERSPACE (“INNERSPACE”).

1. GRANT OF LICENSE. The application, demonstration and system software ("the SOFTWARE") and related documentation are licensed to you by INNERSPACE. You own the tape on which the SOFTWARE is recorded but INNERSPACE’S licensor, SynerMedics, Inc., ("SYNERMEDICS") retains title to the SOFTWARE. This License allows you to use the SOFTWARE and to make one copy of the SOFTWARE in a machine-readable form for backup purposes only. You must reproduce on such copy the SynerMedics copyright notice and any other proprietary legends that were on the original copy of the SOFTWARE. This License is not transferable. The terms of this License extends to the backup copy.

2. INTELLECTUAL PROPERTY RIGHTS. The software is owned by SynerMedics, and is protected r by United States patent, copyright laws and international treaty provisions. Therefore, you must treat the SOFTWARE like any other patented product or copyrighted material (such as a book or musical recording) except that you may either: (a) make one copy of the SOFTWARE solely for backup or archival purposes, or (b) transfer the software to a single hard disk, provided that you keep the original solely for backup or archival purposes. You may not copy the written material accompanying the SOFTWARE. You acknowledge the existence of valid patent rights and a valid copyright in the SOFTWARE and that both the SOFTWARE and copyright are the sole and exclusive property of SynerMedics. By accepting this license, you do not become the owner of either the SOFTWARE, the copyright or the patent rights.

3. OTHER RESTRICTIONS. You may not transfer, sell, rent or lease either the SOFTWARE, the backup copy of the SOFTWARE or the related documentation to another party. You may not reverse engineer, decompile, or disassemble the SOFTWARE. You may not in any manner re-create or assist another in re-creating the source code for the SOFTWARE. You may not make any revisions to or enhancements of the SOFTWARE. "Revisions" as made in this license includes all corrections or modifications that add no substantial feature or function to the SOFTWARE. "Enhancements" includes all upgrades or improvements that add a feature or function to the SOFTWARE.

4. EXPORT LAW ASSURANCES. the SOFTWARE and documentation are provided with restricted rights. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is SynerMedics, Inc.

5. TERMINATION. This license is effective until terminated. You may terminate this License at any time by destroying the SOFTWARE and all copies thereof. This License will terminate immediately without notice from INNERSPACE or SynerMedics if you fail to comply with any provision of this License. Upon termination, you must destroy the SOFTWARE and all copies thereof.

6. LIMITED WARRANTY ON MEDIA. INNERSPACE warrants the tape on which Health Choice is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. INNERSPACE's entire liability and your exclusive remedy will be replacement of the disk not meeting INNERSPACE's limited warranty, if returned to INNERSPACE or an INNERSPACE authorized representative with a copy of the receipt. INNERSPACE will have no responsibility to replace a tape damaged by accident, abuse or misapplication. ANY IMPLIED WARRANTIES ON THE TAPE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE Of DELIVERY.

7. DISCLAIMER OF WARRANTY ON SOFTWARE. You expressly acknowledge and agree that use of the SOFTWARE is at your sole risk. The SOFTWARE and related documentation are provided "AS IS" and without warranty of any kind and INNERSPACE EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. INNERSPACE DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN the SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF the SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN the SOFTWARE WILL BE CORRECTED. FURTHERMORE, INNERSPACE DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF the SOFTWARE OR RELATED DOCUMENTATION [OR THAT the SOFTWARE WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY RIGHTS OF OTHERS]. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY INNERSPACE OR A INNERSPACE AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY; SHOULD the SOFTWARE PROVE DEFECTIVE, YOU (AND NOT INNERSPACE OR A INNERSPACE AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

8. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, SHALL INNERSPACE BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR INABILITY TO USE the SOFTWARE OR RELATED DOCUMENTATION, EVEN IF INNERSPACE OR A INNERSPACE AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall INNERSPACE's total liability to you for all damages, losses, and causes of action (whether in contract, tort including negligence or otherwise) exceed the amount paid by you for the SOFTWARE.

9. [INDEMNIFICATION. You agree to indemnify and hold harmless INNERSPACE, SYNERMEDICS, their respective trustees, directors, officers, employees and agents (collectively "Indemnified Parties") from and again any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties, including reasonable attorney's fees (individually a "Liability" and collectively "Liabilities") which result from or arise out of any use of the SOFTWARE by you, your officers, employees, agents or other third parties, or your breach of any covenant contained in this agreement.]

10. CONTROLLING LAW AND SEVERABILITY. This License shall be governed by and construed in accordance with the laws of the State of Georgia. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

11. COMPLETE AGREEMENT. This License constitutes the entire agreement between the parties with respect to the use of the SOFTWARE and related documentation, and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.

_____________________________________________________________
NAME

_____________________________________________________________
TITLE

____________________________________ _________________________
DATE

Licensee shall use best efforts to include bracketed provisions in all sublicense agreements.

EXHIBIT B
CONFIDENTIALITY AGREEMENT

InnerSpace Corporation ("INNERSPACE"), a Delaware Corporation, located at 1010 Huntcliff, Suite 1350, Atlanta, Georgia 30350

AND

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From time to time, before and after the date hereof, each party may, at the other's request, disclose to the other certain of its proprietary and/or confidential information including, but not limited to: company know-how, techniques and methodology(ies), statistical information, sample reports, software code and/or algorithms, or, among other things, notes, drawings, etc. related to the other's business. In addition, either party may make certain of its personnel, consultants, affiliates and/or agents accessible to the other. The above items and all data related thereto are collectively referred to, for convenience, as the "Information".

All such Information when submitted by either party shall clearly reflect that it is confidential and the other hereby acknowledges receipt of same under those conditions.

With respect to any and all the foregoing Information, at any time provided by either party to the other, anything obtained therefrom, or from any discussions between the parties or with any of their employees, affiliates, consultants, representatives or agents, the undersigned and each of their respective personnel, directors, attorneys and consultants (collectively hereafter referred to for convenience as "Parties") agree as follows:

(1) Parties will not disclose to anyone or any entity, at any time or under any circumstances and for any purpose whatsoever any of the Information. Such Information will be used only for its internal purposes in connection with its relationship with the other.

(2) Parties will not copy (except for purely internal use as permitted hereby) or disseminate any of the Information and will destroy or return anything furnished by the other (including copies it has made) at the completion of its review and furnish the other with a certificate of compliance upon the other's request.

(3) Parties will make no use of any of the Information independently for its own purposes.

(4) Information supplied by the Parties hereunder shall be used solely for the purposes of the relationship between the Parties.

Notwithstanding the foregoing, the above shall not apply if, and only if, one or more of the following are in effect:

(a) the Information is clearly in the public domain at the time of disclosure;

(b) becomes generally available to the public other than as a result of a disclosure; or

(c) the Information is known to the other prior to its disclosure by the disclosing party.

To be free of the restrictions of this Agreement in either (a) or (b) above, the receiving party must notify the disclosing party in writing as soon as practicable after the receipt of same. Parties further agree that at such time as Parties are no longer making use of the Information or if the relationship terminates, the Parties will cease to make any use of the Information and will: 1) return the Information to whichever party provided it, or 2) destroy the same and furnish to the providing party an affidavit duly executed before a notary public by an authorized official, under oath, certifying the destruction of the Information at the providing party's written request.

NOTWITHSTANDING THE FOREGOING, THIS CONFIDENTIALITY AGREEMENT IN NO WAY SUPERSEDES LICENSOR'S AND ITS EMPLOYEES' RIGHTS, INCLUDING BUT NOT LIMITED TO ANY RIGHTS TO PUBLICATION, UNDER THE LICENSING AGREEMENT BETWEEN LICENSOR OF DELAWARE AND THE CENTER FOR the SOFTWARE.

By my authorized signature below, I hereby agree to the above:

REFERENCE 23.0 ACCOUNTANT'S CONSENT

[LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this
Registration Statement on Form SB-2 of our report dated March 27, 2000, with respect to the financial statements of InnerSpace Corporation, as of and for the period March 10, 2000 (date of incorporation) to February 28, 2001 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
March 28, 2001